                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                                    AGREEMENT

                                       OF

                             MERGER AND ACQUISITIONS

                                      AMONG

                                  GSRWB, INC.,
                             A DELAWARE CORPORATION,

                  THE ROARING WATER BAY SPIRITS GROUP LIMITED,
                A COMPANY INCORPORATED UNDER THE LAWS OF IRELAND,

       THE ROARING WATER BAY SPIRITS MARKETING AND SALES COMPANY LIMITED,
                A COMPANY INCORPORATED UNDER THE LAWS OF IRELAND,

                           GREAT SPIRITS COMPANY, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                              GREAT SPIRITS CORP.,
                             A DELAWARE CORPORATION,

           PATRICK RIGNEY, DAVID PHELAN, CARBERY MILK PRODUCTS LIMITED
                          AND TANIS INVESTMENTS LIMITED

                                  JULY 31, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER AND ACQUISITIONS....................................     1
 1.1  The Acquisitions and Merger........................................     1
 1.2  Effect of the Acquisitions and Merger..............................     2
 1.3  Acquisition and Merger Consideration; Adjustment; Termination......     2
      1.3.1  GS Shares...................................................     2
      1.3.2  RW Stock....................................................     3
      1.3.3  RW-UK Stock.................................................     4
 1.4  GSRW Stock.........................................................     4
 1.5  Surrender and Cancellation of Certificates.........................     4
      1.5.1  Surrender of Certificates...................................     4
      1.5.2  Presentation; Certificates Not Delivered....................     5
      1.5.3  No Fractional Shares........................................     5
      1.5.4  Escheat.....................................................     5
      1.5.5  Treasury Shares.............................................     6
 1.6  Issuance Restrictions..............................................     6
 1.7  RW Note Substitution...............................................     6
 1.8  Closing............................................................     6
 1.9  Subsequent Actions.................................................     6
 1.10 Certificate of Incorporation, Bylaws, Directors and Officers
      of the Merger Company..............................................     7

ARTICLE II FURTHER AGREEMENTS............................................     7
 2.1  Certain Employee Matters...........................................     7
 2.2  Benefit Plans......................................................     7

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................     8
 3.1  Representations and Warranties of GS...............................     8
      3.1.1  Organization and Status.....................................     9
      3.1.2  Capitalization..............................................     9
      3.1.3  Corporate Authority.........................................     9
      3.1.4  Subsidiaries and Joint Ventures.............................     9
      3.1.5  Financial Statements........................................    10

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
      3.1.6  Governmental and Other Filings..............................    10
      3.1.7  No Adverse Consequences.....................................    10
      3.1.8  Undisclosed Liabilities.....................................    11
      3.1.9  Absence of Certain Changes or Events........................    11
      3.1.10 Litigation..................................................    11
      3.1.11 Employment Matters..........................................    11
      3.1.12 Intellectual Property.......................................    12
      3.1.13 Real Property and Environmental.............................    13
      3.1.14 Status of Contracts.........................................    15
      3.1.15 Permits and Licenses........................................    15
      3.1.16 Taxes.......................................................    16
      3.1.17 Related Party Interests.....................................    17
      3.1.18 No Powers of Attorney or Restrictions.......................    17
      3.1.19 Personnel...................................................    18
      3.1.20 Brokers and Finders.........................................    18
      3.1.21 No Other Agreements to Sell GS or Its Assets................    18
      3.1.22 Member Approval.............................................    18
      3.1.23 Disclosure..................................................    18
      3.1.24 Board Recommendation........................................    18
      3.1.25 State Takeover Laws.........................................    18
      3.1.26 Insurance...................................................    19
      3.1.27 Books and Records...........................................    19
      3.1.28 Disclaimer of other Representation and Warranties...........    19
      3.1.29 Remedy......................................................    19

 3.2  Representations and Warranties of the Shareholders.................    19
      3.2.1  Organization and Status.....................................    19
      3.2.2  Capitalization..............................................    20
      3.2.3  Corporate Authority.........................................    21
      3.2.4  Subsidiaries and Joint Ventures.............................    21
      3.2.5  Financial Statements........................................    21
      3.2.6  Governmental and Other Filings..............................    22
      3.2.7  No Adverse Consequences.....................................    22
      3.2.8  Undisclosed Liabilities.....................................    22

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
      3.2.9  Absence of Certain Changes or Events........................    23
      3.2.10 Litigation..................................................    23
      3.2.11 Employment Matters..........................................    23
      3.2.12 Intellectual Property.......................................    24
      3.2.13 Real Property and Environmental.............................    25
      3.2.14 Status of Contracts.........................................    26
      3.2.15 Permits and Licenses........................................    27
      3.2.16 Taxes.......................................................    28
      3.2.17 Related Party Interests.....................................    33
      3.2.18 No Powers of Attorney or Restrictions.......................    34
      3.2.19 Personnel...................................................    34
      3.2.20 Brokers and Finders.........................................    34
      3.2.21 No Other Agreements to Sell RW or RW-UK or Their
             Respective Assets...........................................    34
      3.2.22 Title and Capacity..........................................    34
      3.2.23 No Disposal. The Shareholders shall not at any time
             prior to the Closing:.......................................    35
      3.2.24 Disclosure..................................................    35
      3.2.25 Insurance...................................................    36
      3.2.26 Books and Records...........................................    36
      3.2.27 Dormant Subsidiaries........................................    36
      3.2.28 Disclaimer of other Representations and Warranties..........    36
      3.2.29 Remedy......................................................    36

 3.3  Representations and Warranties of GSRW.............................    36
      3.3.1  Organization and Status.....................................    37
      3.3.2  Capitalization..............................................    37
      3.3.3  Corporate Authority.........................................    37
      3.3.4  Governmental and Other Consents.............................    37
      3.3.5  No Adverse Consequences.....................................    37
      3.3.6  Absence of Certain Litigation...............................    38
      3.3.7  Brokers and Finders.........................................    38
      3.3.8  Disclosure..................................................    38

 3.4  Disclaimer of other Representations and Warranties.................    38

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
 3.5  Representations and Warranties Relating to Merger Company..........    38
      3.5.1  Organization and Status.....................................    38
      3.5.2  Capitalization..............................................    39
      3.5.3  Corporate Authority.........................................    39
      3.5.4  Governmental Filings........................................    39
      3.5.5  Disclaimer of Other Representations and Warranties..........    39

ARTICLE IV  COVENANTS ...................................................    39
 4.1  Mutual Covenants...................................................    39
      4.1.1  Consents and Approvals......................................    39
      4.1.2  Best Efforts................................................    39
      4.1.3  Publicity...................................................    39
      4.1.4  Confidentiality.............................................    40
      4.1.5  Sales.......................................................    40
      4.1.6  Financing...................................................    40

 4.2  Covenants of GSRW, GS, RW, RW-UK and the Shareholders..............    40
      4.2.1  Conduct of Business.........................................    40
      4.2.2  Acquisition Proposals.......................................    42
      4.2.3  Investigations..............................................    42
      4.2.4  Notice and Cure.............................................    42
      4.2.5  Consents....................................................    43
      4.2.6  Member Approval.............................................    43
      4.2.7  Securities Matters..........................................    43
      4.2.8  BES Purchase................................................    45
      4.2.9  Shareholder Notes...........................................    46
      4.2.10 Employment Agreements.......................................    46
      4.2.11 Employee Releases...........................................    46
      4.2.12 RW and RW-UK Stock..........................................    46
      4.2.13 Interim Board of Directors..................................    47
      4.2.14 Shareholders Agreement......................................    47
      4.2.15 Escrow Agreement............................................    47
      4.2.16 License Agreement...........................................    47
      4.2.17 Exchange of Indebtedness....................................    48

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
 4.3  Covenants of GSRW..................................................    48
      4.3.1  Stock Options...............................................    48
      4.3.2  Notice and Cure.............................................    48
      4.3.3  Payment.....................................................    48

 4.4  Covenants of Merger Company........................................    48

ARTICLE V CONDITIONS ....................................................    49
 5.1  Conditions to the Obligations of All Parties.......................    49
      5.1.1  Regulatory Approvals........................................    49
      5.1.2  Litigation..................................................    49
      5.1.3  Funding.....................................................    49
      5.1.4  Stock Option Plan...........................................    49
      5.1.5  Shareholders Agreement......................................    49
      5.1.6  Escrow Agreement............................................    49

 5.2  Conditions to the Obligations of the Shareholders..................    49
      5.2.1  Representations, Warranties and Covenants...................    50
      5.2.2  Consents....................................................    50
      5.2.3  No Material Adverse Change..................................    50
      5.2.4  Member Agreement............................................    50
      5.2.5  GSRW Stock..................................................    50
      5.2.6  Employment Agreement........................................    50
      5.2.7  Special Option..............................................    50

 5.3  Conditions to the Obligations of GS................................    50
      5.3.1  Representations, Warranties and Covenants...................    50
      5.3.2  Consents....................................................    51
      5.3.3  No Material Adverse Change..................................    51
      5.3.4  RW Stock and RW-UK Stock....................................    51
      5.3.5  Shareholder Notes...........................................    51
      5.3.6  BES Shares..................................................    51
      5.3.7  Employment Agreements.......................................    51
      5.3.8  Extensions..................................................    51
      5.3.9  Life Insurance..............................................    52
      5.3.10 Grants......................................................    52

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
      5.3.11 Company Insurance...........................................    52
      5.3.12 Release Letters.............................................    52
      5.3.13 Contribution of Indebtedness................................    52

ARTICLE VI  TERMINATION .................................................    52
 6.1  Termination by Mutual Consent......................................    52
 6.2  Termination by Either GSRW or the Shareholders.....................    52
 6.3  Effect of Termination and Abandonment..............................    53

ARTICLE VII INDEMNIFICATION .............................................    53
 7.1  Survival of Representations and Warranties.........................    53
 7.2  Indemnification....................................................    53
 7.3  Shareholder Representative; Indemnification Procedures.............    54
 7.4  Limitations on Indemnity...........................................    56
 7.5  Satisfaction of Obligations; Release from Escrow...................    57

ARTICLE VIII  MISCELLANEOUS AND GENERAL..................................    57
 8.1  Payment of Expenses................................................    57
 8.2  Entire Agreement...................................................    58
 8.3  Assignment.........................................................    58
 8.4  Binding Effect; No Third Party Benefit.............................    58
 8.5  Amendment and Modification.........................................    58
 8.6  Waiver of Conditions...............................................    58
 8.7  Counterparts.......................................................    58
 8.8  Captions...........................................................    58
 8.9  Notices............................................................    58
 8.10 Submission to Jurisdiction.........................................    60
 8.11 Choice of Law......................................................    61
 8.12 Separability.......................................................    61
 8.13 Guarantees.........................................................    62
 8.14 Federal Alcohol Administration Act.................................    62

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                                    EXHIBITS

Exhibit A   Form of 5% Convertible Subordinated Promissory Notes of GSRW
Exhibit B   Form of Escrow Agreement
Exhibit C-1 Certificate of Incorporation of the Merger Company
Exhibit C-2 Bylaws of the Merger Company
Exhibit C-3 List of Directors of the Merger Company
Exhibit D   Form of GSRW 2003 Stock Incentive Plan
Exhibit E   Form of Shareholders Agreement
Exhibit F   Form of Shareholder Note for Patrick Rigney
Exhibit G   Form of Shareholder Note for David Phelan
Exhibit H   Form of Shareholder Note for Carbery Milk Products Limited
Exhibit I   Form of Shareholder Note for Tanis Investments Limited
Exhibit J   Form of Guarantee of Shareholder Note for Patrick Rigney
Exhibit K   Form of Guarantee of Shareholder Note for David Phelan
Exhibit L   Form of Guarantee of Shareholder Note for Carbery Milk Products
            Limited
Exhibit M   Form of Guarantee of Shareholder Note for Tanis Investments Limited
Exhibit N   Form of Share Purchase Agreement BES II Note and Guarantee
Exhibit O   Form of Shareholder Power of Attorney
Exhibit P   Shareholders' Holdings in RW and Consideration to be Received
Exhibit Q   Shareholders' Holdings in RW-UK and Consideration to be Received
Annex A     List of Members
Annex B     List of Shareholdings
Annex C     Terms of Employment Agreements and Non-Competition Deed for David
            Phelan and Patrick Rigney
Annex D     Terms of Employment Agreement for Mark Andrews and T. Kelley
            Spillane

                                    SCHEDULES

Schedule 3.1.1    GS Organization and Status
Schedule 3.1.2    GS Capitalization
Schedule 3.1.4    GS Subsidiaries and Joint Ventures
Schedule 3.1.5.1  GS Financial Statements
Schedule 3.1.6    GS Governmental and Other Filings
Schedule 3.1.7    GS No Adverse Consequences
Schedule 3.1.8    GS Undisclosed Liabilities
Schedule 3.1.9    GS Absence of Certain Changes or Events
Schedule 3.1.10   GS Litigation
Schedule 3.1.11.2 GS Employee Benefits
Schedule 3.1.11.3 GS Employment Agreements
Schedule 3.1.12   GS Intellectual Property
Schedule 3.1.13.2 GS Leased Real Property
Schedule 3.1.13.3 GS Environmental Matters
Schedule 3.1.14   GS Status of Contracts
Schedule 3.1.16.1 GS Taxes
Schedule 3.1.17   GS Related Party Interests
Schedule 3.1.18   GS Power of Attorney
Schedule 3.1.19   GS Personnel
Schedules 3.1.20 GS and GSRW Broker and Finder Fees and 3.3.7
Schedule 3.1.25   GS Insurance
Schedule 3.2.1    RW & RW-UK Organization and Status
Schedule 3.2.2    RW & RW-UK Capitalization

Schedule 3.2.4    RW & RW-UK Subsidiaries and Joint Ventures
Schedule 3.2.5.1  RW & RW-UK Financial Statements
Schedule 3.2.6    RW & RW-UK Governmental and Other Filing
Schedule 3.2.7    RW & RW-UK No Adverse Consequences
Schedule 3.2.8    RW & RW-UK Undisclosed Liabilities
Schedule 3.2.9    RW & RW-UK Absence of Certain Changes or Events
Schedule 3.2.10   RW & RW-UK Litigation
Schedule 3.2.11.2 RW & RW-UK Employee Benefits
Schedule 3.2.11.3 RW & RW-UK Employment Agreements
Schedule 3.2.12   RW & RW-UK Intellectual Property
Schedule 3.2.13.2 RW & RW-UK Leased Real Property
Schedule 3.2.13.3 RW & RW-UK Environmental Matters
Schedule 3.2.14   RW & RW-UK Status of Contracts
Schedule 3.2.16   RW & RW-UK Taxes
Schedule 3.2.17   RW & RW-UK Related Party Interests
Schedule 3.2.19   RW & RW-UK Personnel
Schedule 3.2.25   RW & RW-UK Insurance
Schedule 4.2.1(i) Disclosure of Claims, Etc.

                                 INDEX OF TERMS

Term                                                      Location of Definition
----                                                      ----------------------
2001 Financial Statements..............................      Section 3.1.5.1
2001 RW & RW-UK Financial Statements...................      Section 3.2.5.1
2002 Financial Statements..............................      Section 3.1.5.1
2002 RW & RW-UK Financial Statements...................      Section 3.2.5.1
2003 Financial Statements..............................      Section 3.1.5.1
2003 RW & RW-UK Financial Statements...................      Section 3.2.5.1
Accounts...............................................      Section 3.2.16.1
Accounts Date..........................................      Section 3.2.16.1
Acquisition Transaction................................      Section 4.2.2(a)
Acquisitions...........................................      Section 1.1(b)
ACT....................................................      Section 3.2.16.1
Agent..................................................      Section 8.10
Agreement..............................................      Preamble
Benefit Plans..........................................      Section 3.1.11.2
BES II Note............................................      Section 4.2.8
BES II Shares..........................................      Section 4.2.8
BES Offering...........................................      Section 5.3.6
Bonus..................................................      Section 2.1
BES Guarantee..........................................      Section 4.2.8
BES Purchase Agreement.................................      Section 4.2.8
CAA....................................................      Section 3.1.13.3
Carbery................................................      Preamble
Cash-In-Lieu Amount....................................      Section 1.5.3.
CERCLA.................................................      Section 3.1.13.3
Closing................................................      Section 1.8
Closing Date...........................................      Section 1.8
Company Agreement......................................      Section 1.1(c)
Condition Completion Date..............................      Section 1.8
CWA....................................................      Section 3.1.13.3
Damages................................................      Section 7.2

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
Term                                                      Location of Definition
----                                                      ----------------------
Damages Threshold......................................      Section 7.4
Distribution...........................................      Section 3.2.16.1
DGCL...................................................      Section 1.2
DLLCA..................................................      Section 1.2
Dormant Subsidiaries...................................      Section 3.2.27
DP.....................................................      Preamble
Effective Time.........................................      Section 1.1(c)
Encumbrance............................................      Section 3.1.7
Environmental Laws.....................................      Section 3.1.13.3
ERISA..................................................      Section 3.1.11.2
Escrow Accounts........................................      Section 1.3.3.3
Escrow Agreement.......................................      Section 1.3.1.4
Escrowed Shares........................................      Section 1.3.3.3
Event..................................................      Article III
FAA Act................................................      Section 8.15
Financing..............................................      Section 5.1.3
First Valuation........................................      Article III
GCK....................................................      Section 3.1.5.1
Governmental Entity....................................      Section 3.1.6
Group..................................................      Section 3.2.16.1
GS.....................................................      Preamble
GS Contracts...........................................      Section 3.1.14(a)
GS Disclosure Schedule.................................      Section 3.1
GS Escrow Account......................................      Section 1.3.1.4
GS Escrowed Shares.....................................      Section 1.3.1.4
GS Financial Statements................................      Section 3.1.5.2
GS Leased Real Property................................      Section 3.1.13.2
GS Leases..............................................      Section 3.1.13.2
GS Series A Stock......................................      Section 1.1(c)
GS Series B Stock......................................      Section 1.1(c)
GS Shares..............................................      Section 1.1(c)

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
Term                                                      Location of Definition
----                                                      ----------------------
GS Subsidiary..........................................      Section 3.1.4
GSRW...................................................      Preamble
GSRW Articles..........................................      Section 3.3.1
GSRW Guarantee.........................................      Section 4.2.9
GSRW Series A Stock....................................      Section 1.1(c)
GSRW Series B Stock....................................      Section 1.1(c)
GSRW Series C Stock....................................      Section 3.3.2
GSRW Stock.............................................      Sections 1.1(a)
Hazardous Materials....................................      Section 3.1.13.3
Indemnified Persons....................................      Section 7.2
Information............................................      Section 4.1.4
Intellectual Property..................................      Sections 3.1.12
Irish Acquisition......................................      Section 1.1(a)
Material Adverse Change................................      Article III
Material Adverse Effect................................      Article III
Member(s)..............................................      Section 3.1.2
Memorandum of GS.......................................      Section 3.1.2
Merger.................................................      Section 1.1(c)
Merger Company.........................................      Preamble
Pension Scheme.........................................      Section 3.2.11.1
Permits................................................      Section 3.1.15
Plan...................................................      Section 4.3.1
PR.....................................................      Preamble
Profits................................................      Section 3.2.16.1
RCRA...................................................      Section 3.1.13.3
Release Letter.........................................      Section 4.2.11
Relief.................................................      Section 3.2.16.1
Reorganization.........................................      Section 1.1(c)
Representative.........................................      Section 4.2.2(a)
Revenue Authority......................................      Section 3.1.16.4
Returns................................................      Section 3.1.16.1

Term                                                      Location of Definition
----                                                      ----------------------
RW.....................................................      Preamble
RW & RW-UK Contracts...................................      Section 3.2.14
RW & RW-UK Disclosure Schedule.........................      Section 3.2
RW & RW-UK Financial Statements........................      Section 3.2.5.2
RW & RW-UK Leased Real Property........................      Section 3.2.13.2
RW & RW-UK Lease(s)....................................      Section 3.2.13.2
RW Companies...........................................      Section 3.2.1
RW Escrow Account......................................      Section 1.3.2.3
RW Escrowed Shares.....................................      Section 1.3.2.3
RW Notes...............................................      Section 1.1(a)
RW Stock...............................................      Section 1.1(a)
RW-UK..................................................      Preamble
RW-UK Escrowed Shares..................................      Section 1.3.3.3
RW-UK Stock............................................      Section 1.1(b)
SARA...................................................      Section 3.1.13.3
SDCA...................................................      Section 3.2.16.6
Second Valuation.......................................      Article III
Securities Act.........................................      Section 4.2.7(v)
Shareholder Guarantee..................................      Section 5.3.7
Shareholder Note.......................................      Section 4.2.9
Shareholder Representatives............................      Section 7.3
Shareholder(s).........................................      Preamble
Shareholders Agreement.................................      Section 4.2.14
Subsidiary(ies)........................................      Section 2.1
Tanis..................................................      Preamble
Taxation...............................................      Section 3.1.16.3
Taxes..................................................      Section 3.1.16.3
Tax Liability..........................................      Section 3.2.16.1
Third Party Claim......................................      Section 7.3(c)
Transaction............................................      Section 3.2.16.1
Transfer Agent.........................................      Section 1.5.1(a)

Term                                                      Location of Definition
----                                                      ----------------------
Trustee................................................      Section 5.3.7
TSCA...................................................      Section 3.1.13.3(f)
UK Acquisition.........................................      Section 1.1(b)
Valuer.................................................      Article III

                                    Agreement

                                       of

                             Merger and Acquisitions

THIS AGREEMENT OF MERGER AND ACQUISITIONS (this "Agreement") is entered into as of July 31, 2003, among GSRWB, Inc., a Delaware corporation ("GSRW"), The Roaring Water Bay Spirits Group Limited, a company incorporated under the laws of Ireland with its principal place of business at 4 Herbert Place, Dublin 2, Ireland ("RW"), The Roaring Water Bay Spirits Marketing and Sales Company Limited, a company incorporated under the laws of Ireland with its principal place of business at 4 Herbert Place, Dublin 2, Ireland ("RW-UK"), Patrick Rigney, an Irish citizen whose residence is 2 Carysfort Downs, Blackrock, Co. Dublin, Ireland ("PR"), David Phelan, an Irish citizen whose residence is 17 Terenure Park, Terenure, Dublin 6W, Ireland ("DP"), Carbery Milk Products Limited, a company incorporated under the laws of Ireland with its principal place of business at Ballineen, Co. Cork, Ireland ("Carbery") and Tanis Investments Limited, a company incorporated under the laws of Ireland with its principal place of business at Institute Road, Bailieboro, Co. Cavan, Ireland ("Tanis" and together with PR, DP and Carbery, collectively the "Shareholders" and individually a "Shareholder"), Great Spirits Company, LLC, a Delaware limited liability company ("GS") and Great Spirits Corp., a Delaware corporation ("Merger Company").

                                    AGREEMENT

     In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                           THE MERGER AND ACQUISITIONS

     1.1 The Acquisitions and Merger.

          (a) Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date, as hereinafter defined, each of the Shareholders shall, as a beneficial owner, sell or procure the sale of, and GSRW (relying on the representations, warranties undertakings and indemnities in this Agreement) shall purchase, all of the issued share capital of RW ("RW Stock") free from all encumbrances and third party rights and claims and with all attached or accrued rights as the Closing Date, each Shareholder of RW being entitled to receive (i) cash, (ii) 5% Convertible Subordinated Promissory Notes ("RW Notes") of GSRW, substantially in the form attached as Exhibit A and (iii) shares of common stock, par value $.01 per share ("GSRW Stock"), of GSRW (the "Irish Acquisition"), as set forth on Exhibit P. Each Shareholder waives any rights of pre-emption conferred upon it by the Articles of Association of RW, by agreement, by statute or otherwise in respect of the RW Stock.

          (b) Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date each of the Shareholders shall, as a beneficial owner, sell or procure the sale of, and GSRW (relying on the representations, warranties undertakings and indemnities in this Agreement) shall purchase, all of the issued share capital of RW-UK ("RW-UK Stock") free from all encumbrances and third party rights and claims and with all attached or accrued rights as of the Closing Date, each Shareholder of RW-UK being entitled to receive (i) cash, (ii) RW Notes and (iii) shares of GSRW Stock (the "UK Acquisition" and together with the Irish Acquisition, the "Acquisitions"), as set forth on Exhibit Q. Each Shareholder waives any rights of pre-emption conferred upon it by the Articles and Memorandum of Association of RW-UK, by agreement, by statute or otherwise in respect of the RW-UK Stock.

          (c) Pursuant to the laws of the State of Delaware, and subject to and in accordance with the terms and conditions of this Agreement, Merger Company shall be merged with and into GS, and each outstanding share of membership interest in GS ("GS Shares") shall be converted in accordance with Section 1.3.1 of this Agreement into the right to receive (i) in the case of Common Shares (as defined in the Amended and Restated Limited Liability Company Agreement, dated as of June 4, 2003 and, as amended through the date of the Closing pursuant to
Section 3.1.2 (the "Company Agreement"), of GS), five shares of GSRW Stock, (ii) in the case of Series A Convertible Preferred Shares (as defined in the Company Agreement) ("GS Series A Stock"), five shares of Series A Convertible Preferred Stock, par value $1.00 per share ("GSRW Series A Stock"), of GSRW and (iii) in the case of Series B Convertible Preferred Shares (as defined in the Company Agreement) ("GS Series B Stock"), five shares of Series B Convertible Preferred Stock, par value $1.00 per share ("GSRW Series B Stock"), of GSRW. GS and Merger Company shall execute a Certificate of Merger, to be filed with the Secretary of State of Delaware on or before the Closing Date (as hereafter defined). The merger of Merger Company with and into GS (the "Merger" and together with the Irish Acquisition and UK Acquisition, the "Reorganization") shall take effect at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such other time as the parties hereto may agree upon in writing pursuant to applicable law, together with the closing of the Acquisitions (the "Effective Time").

     1.2 Effect of the Acquisitions and Merger. At the Effective Time, (i) GSRW shall be the sole beneficial owner of all of the issued and outstanding RW Stock, (ii) GSRW shall be the sole beneficial owner of all of the issued and outstanding RW-UK Stock, and (iii) Merger Company shall be merged with and into GS in the manner and with the effect provided by Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act ("DLLCA") and the separate limited liability company existence of GS shall cease and Merger Company shall be the surviving corporation. The outstanding shares of GS shall be converted into the right to receive the consideration set forth in Section 1.3.1, all on the basis, terms and conditions described in Section 1.3.

     1.3 Acquisition and Merger Consideration; Adjustment; Termination.

          1.3.1 GS Shares.

               1.3.1.1 Stock Consideration. Each GS Share held by a Member (as defined in the Company Agreement), by virtue of the Merger and, without any action on the part of the holder thereof, will cease to exist and will be converted into the right to receive (a) in the case of Common Shares, five shares of GSRW Stock, (b) in the case of GS Series A Stock, five shares of GSRW Series A Stock, and (c) in the case of GS Series B Stock, five shares of GSRW Series B Stock.

               1.3.1.2 Merger Company Stock. After the Effective Time, GSRW, the sole holder of shares of Merger Company common stock outstanding immediately prior to the Effective Time shall continue to be the sole holder of shares of the Merger Company.

               1.3.1.3 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding GS Shares or the outstanding shares of GSRW Stock shall have been changed into a different number of shares or a different class of shares by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the conversion ratio provided in Section 1.1(c) shall be adjusted proportionately.

               1.3.1.4 GS Escrow Account. Notwithstanding anything in this
Section 1.3 to the contrary, GSRW shall deliver 8.5% of the number of shares of each of the GSRW Stock, GSRW Series A Stock and GSRW Series B Stock otherwise deliverable to the Members in the Merger in accordance with Section 1.3.1.1 (the "GS Escrowed Shares") into an escrow account (the "GS Escrow Account") established and maintained in accordance with the terms of an escrow agreement in substantially the form attached as Exhibit B hereto (the "Escrow Agreement"). The GS Escrow Account shall be for the purpose, inter alia, of securing the payment of the indemnification obligations of GS pursuant to Article VII hereto, in accordance with the terms and conditions contained herein and in the Escrow Agreement.

          1.3.2 RW Stock.

               1.3.2.1 Stock and Cash Consideration. In consideration of each Shareholder's sale of the RW Stock set forth below such Shareholder's name on Exhibit P, such Shareholder shall receive the amount of cash (as adjusted if necessary under the terms of Exhibit P), the principal amount of RW Notes and number of shares of GSRW Stock set forth below such Shareholder's name on such exhibit.

               1.3.2.2 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding shares of either RW Stock or GSRW Stock shall have been changed into a different number of shares or a different class of shares by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the RW conversion ratio provided in Section 1.1(a) shall be adjusted proportionately.

               1.3.2.3 RW Escrow Account. Notwithstanding anything in this
Section 1.3 to the contrary, GSRW shall deliver 221,361 shares of GSRW Stock, otherwise deliverable to the Shareholders of RW in the Irish Acquisition in accordance with Section 1.3.2 (the "RW Escrowed Shares") into a separate escrow account (the "RW Escrow Account") established and maintained in accordance with the terms of the Escrow Agreement. The RW Escrow Account shall be for the purpose, inter alia, of securing the payment of the indemnification obligations of the Shareholders pursuant to Article VII hereto, in accordance with the terms and conditions contained herein and in the Escrow Agreement.

          1.3.3 RW-UK Stock.

               1.3.3.1 Stock and Cash Consideration. In consideration of each Shareholder's sale of the RW-UK Stock set forth below such Shareholder's name on Exhibit Q, such Shareholder shall receive the amount of cash (as adjusted if necessary under the terms of Exhibit Q), the principal amount of RW Notes and number of shares of GSRW Stock set forth below its name on such exhibit.

               1.3.3.2 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding shares of either RW-UK Stock or GSRW Stock shall have been changed into a different number of shares or a different class of shares by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the RW-UK conversion ratio provided in
Section 1.1(b) shall be adjusted proportionately.

               1.3.3.3 RW-UK Escrow Account. Notwithstanding anything in this
Section 1.3 to the contrary, GSRW shall deliver 24,596 of shares of GSRW Stock deliverable to the Shareholders of RW-UK in the UK Acquisition in accordance with Section 1.3.3.1 (the "RW-UK Escrowed Shares", together with the GS Escrowed Shares and the RW Escrowed Shares, the "Escrowed Shares") into the RW Escrow Account, together with the GS Escrow Account, the "Escrow Accounts") established and maintained in accordance with the terms of the Escrow Agreement. The RW Escrow Account shall be for the purpose, inter alia, of securing the payment of the indemnification obligations of the Shareholders pursuant to Article VII hereto, in accordance with the terms and conditions contained herein and in the Escrow Agreement.

     1.4 GSRW Stock. Each share of GSRW Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holders thereof, cease to exist.

     1.5 Surrender and Cancellation of Certificates.

          1.5.1 Surrender of Certificates.

          (a) Promptly after the Effective Time, GSRW will cause an agent in the United States of America (the "Transfer Agent") to send a letter to each holder of GS Shares, converted into the right to receive GSRW Stock, GSRW Series A Stock, and/or GSRW Series B Stock advising such holder that upon surrender to the Transfer Agent of a certificate or certificates representing such shares, along with a properly completed and duly executed letter of transmittal in the customary form. Each Member, on the Closing Date, shall be entitled to receive the number of shares of GSRW Stock, GSRW Series A Stock, and GSRW Series B Stock into which such GS Shares shall have been converted pursuant to the provisions of Section 1.3.1.

          (b) At the Closing, each Shareholder of RW and RW-UK shall be entitled to receive the number of shares of GSRW Stock, RW Notes, and cash to which the holder of such shares of RW Stock shall be entitled pursuant to the provisions of Sections 1.3.2 and 1.3.3 against delivery free and clear of all liens and encumbrances of all of the issued and outstanding shares of RW Stock and RW-UK Stock. GSRW and the Shareholders shall cooperate to file all necessary certificates and other documents with the relevant Irish authorities, and, pursuant thereto, GSRW shall tender within the relevant time from the Closing the amount of tax stamp duty due on the transfer of the RW Stock and RW-UK Stock; provided the Shareholders shall have no liability in respect thereof.

          1.5.2 Presentation; Certificates Not Delivered. If any shares of GSRW Stock, GSRW Series A Stock, or GSRW Series B Stock (as applicable) are to be delivered to or for the benefit of a person other than the person in whose name the certificate for GS Shares, RW Stock or RW-UK Stock surrendered in exchange therefor is registered (other than the escrow agent named in the Escrow Agreement), it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed, accompanied with proper transfer documents and otherwise in proper form for transfer and GSRW shall pay all transfer taxes required in connection with such transfer. If any holder of GS Shares canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares of the holder, GSRW, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to or for the benefit of such holder the number of shares of GSRW Stock, GSRW Series A Stock, or GSRW Series B Stock (as applicable), to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence reasonably satisfactory to GSRW (x) that such person is the owner of such shares, and (y) that he, she or it is the person who would be entitled to present such shares for conversion pursuant to this Agreement; and (ii) such indemnity as is customary in the United States and as may be reasonably requested by GSRW to indemnify and hold GSRW and the Transfer Agent harmless.

          1.5.3 No Fractional Shares. No certificates or scrip evidencing fractional shares of GSRW Stock, GSRW Series A Stock, and/or GSRW Series B Stock shall be issued in the Merger. In lieu of a fractional share, GSRW will pay at the Closing any Members and any Shareholders who would otherwise have been entitled to a fraction of a share of GSRW Stock, GSRW Series A Stock, and/or GSRW Series B Stock upon surrender of the certificates therefor an amount of cash (without interest) (the "Cash-In-Lieu Amount") determined by multiplying
(a) the Market Value by (b) the fractional share interest in GSRW Stock, GSRW Series A Stock, and/or GSRW Series B Stock (as applicable) to which such Member or Shareholder would otherwise be entitled. The provisions of this Section 1.5.3 will apply to the aggregate number of: (i) GS Shares, shares of GS Series A Stock, and/or shares of GS Series B Stock held by each Member; (ii) RW Stock held by each Shareholder of RW; and (iii) RW-UK Stock held by each Shareholder of RW-UK and each such Member and Shareholder will be required to simultaneously surrender all certificates relating to GS Shares, shares of GS Series A Stock, and/or shares of GS Series B Stock or shares of RW Stock or shares of RW-UK Stock (as applicable) held by such Member or Shareholder in accordance with the provisions of Section 1.5.1 in order to receive the applicable Cash-In-Lieu Amount. For purposes of this Agreement and the Escrow Agreement, the Market Value shall be $6.00 in the case of GSRW Stock and GSRW Series B Stock and $7.00 in the case of GSRW Series A Stock.

          1.5.4 Escheat. Neither the Merger Company nor GSRW shall be liable to any Member or Shareholder for any such shares of GSRW Stock, GSRW Series A Stock, or GSRW Series B Stock (or dividends or distributions with respect thereto), or RW Notes or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.5.5 Treasury Shares. At the Effective Time, each GS Share, share of RW Stock or share of RW-UK Stock held in the treasury of GS, RW or RW-UK, respectively, immediately before the Effective Time will be canceled and extinguished without any conversion thereof, and no payment will be made with respect thereto.

     1.6 Issuance Restrictions. Each of the Shareholders covenant and agree with GSRW not to transfer or encumber any of the RW Stock or RW-UK Stock held by it after the date of this Agreement or so far as they are able allow the issuance of and securities in the RW Companies. GS covenants and agrees with GSRW and the Shareholders that GS shall not issue any additional shares except as contemplated by the Financing, as hereinafter defined, and Section 3.1.2.

     1.7 RW Note Substitution. The parties agree that each of the Shareholders may by written notice to GSRW elect prior to the Closing to substitute the securities to be offered in the Financing for the RW Note to which it would be entitled to receive pursuant to Sections 1.3.2.1 and 1.3.3.1; provided that at least two of the Shareholders shall have so elected in respect to the entire principal amounts of their RW Notes. The number of the securities to be received upon such substitution shall equal the principal amount of such RW Note (using an exchange rate of E1:$1.15) divided by the offering price per share of the securities to be offered in the Financing.

     1.8 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York, at 5:00 p.m. local time on the Condition Completion Date (as hereinafter defined), or on such other date and/or at such other place and time as GS, RW and RW-UK may agree (the "Closing Date"). The "Condition Completion Date" shall be the business day on which the last of the conditions set forth in Article V shall have been fulfilled or waived (other than those conditions which, by their terms, are to occur on or prior to Closing).

     1.9 Subsequent Actions. If, at any time after the Effective Time, GSRW or the Merger Company shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in GSRW or the Merger Company their rights, titles or interests in, to, or under any of the rights, properties or assets of GS, acquired or to be acquired by the Merger Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the respective surviving company are authorized to execute and deliver, in the name and on behalf of GS or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of GS or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Merger Company and in GSRW or otherwise to carry out the purposes of this Agreement.

     1.10 Certificate of Incorporation, Bylaws, Directors and Officers of the Merger Company.

          1.10.1 At and after the Effective Time, the Merger Company's Certificate of Incorporation, a copy of which is attached to this Agreement as Exhibit C-1, shall remain the certificate of incorporation of the Merger Company (until amended as provided by law and by that certificate of incorporation).

          1.10.2 At and after the Effective Time, the Merger Company's bylaws, a copy of which is attached to this Agreement as Exhibit C-2, shall remain the bylaws of the Merger Company (until amended as provided by law, the certificate of incorporation of the Merger Company and the bylaws of the Merger Company, as applicable).

          1.10.3 The individuals listed on Exhibit C-3 shall be the directors of the Merger Company from and after the Effective Time (until their successors are elected or appointed and qualified or until their resignation or removal).

          1.10.4 The officers of GS immediately prior to the Effective Time shall be the officers of the Merger Company from and after the Effective Time (until their successors are elected or appointed and qualified or until their resignation or removal).

                                   ARTICLE II
                               FURTHER AGREEMENTS

     2.1 Certain Employee Matters. To the extent not superseded by the agreements contemplated by Sections 5.2.7 and 5.3.8, those employees of GS, RW and RW-UK who are eligible to receive an annual bonus and other benefits pursuant to their existing employment agreements or contractual entitlements with GS, RW and RW-UK or pursuant to GS, RW or RW-UK's historical practice shall continue to be eligible to receive such bonuses or contractual entitlements (each, a "Bonus"), in accordance with the terms of such employment agreements and historical practice (it being understood that this Section 2.1 is not intended to and does not create any continued right of employment for any employee or any right of any employee to compel the payment of such an amount) provided such bonus amounts and other benefits are set forth in Schedules 3.1.11.2, 3.1.11.3 and 3.1.19 of the GS Disclosure Schedule or Schedules
3.2.11.2 and 3.2.19 of the RW and RW-UK Disclosure Schedule. A copy of each existing employment agreement or offer letter given to the employees that set forth the terms and conditions of such employees' Bonus has heretofore been delivered to GSRW, and all such employment agreements and offer letters are set forth in Schedules 3.1.11.3 and 3.2.11.3. Each employee of GS, RW and RW-UK and their respective subsidiaries (each a "Subsidiary", and collectively, the "Subsidiaries") who is not a party to such an employment agreement or offer letter but is nonetheless eligible to receive a Bonus based on the historical practices of GS, RW or RW-UK (as applicable) shall continue to be eligible to receive a Bonus provided it is disclosed on Annex 1 to Schedule 3.1.19 of the GS Disclosure Schedule or Annex 1 to Schedule 3.2.19 of the RW & RW-UK Disclosure Schedule.

     2.2 Benefit Plans. The Merger Company and RW and RW-UK will maintain through 2004 health insurance employee benefit plans not less favorable in the aggregate than those of

GS, RW, and RW-UK existing prior to the Effective Time (each in the form listed on Schedules 3.1.11.2 and 3.2.11.2).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition or a series or combination thereof (an "Event") that could reasonably be expected to affect materially and adversely the business, assets (including intangibles), results of operations, condition (financial or otherwise), or prospects of a party, in each case, including its Subsidiaries together with it taken as a whole. In the event of a dispute as to whether an Event or series of Events constitutes or amounts to a Material Adverse Effect or Material Adverse Change, an independent investment banker or corporate finance institution ("Valuer") shall be appointed or instructed by agreement between the Shareholder Representatives, as hereinafter defined, (and in the event of a dispute between the Shareholder Representatives over the identity of the Valuer, by BDO Simpson Xavier and Grodsky, Caporrino and Kaufman, PC, acting together, on the application of either Shareholder Representative) to prepare on expedited basis a valuation of RW and RW-UK (on a consolidated basis) or GS (on a consolidated basis), as appropriate, (i) on the basis that the Event has never occurred or existed (the "First Valuation") and (ii) after taking into account the effect of the Event or Events on GS and on RW and RW-UK as appropriate ("Second Valuation"). The Valuer shall use identical valuation principles in respect of both the First Valuation and the Second Valuation. Any Event or Events which results in the differential between the First Valuation and the Second Valuation being less than 20% shall not constitute a Material Adverse Effect or Material Adverse Change. The Valuer shall act as an expert and not as arbitrator. Each of the parties hereto covenants to each other that they shall make available to the Valuer all necessary and desirable information requested by it. In the event that the Valuer determines that a Material Adverse Effect or Material Adverse Change has occurred, the costs and expenses of the Valuer shall be discharged by whichever of GS or the Shareholders was claiming that the Event did not constitute a Material Adverse Effect or Material Adverse Change and vice versa. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) effects, changes, events, circumstances or conditions generally affecting the industry in which either GSRW, GS, RW or RW-UK operates or arising from changes in general business or economic conditions (including, without limitation, foreign exchange rates); and (ii) any effect resulting from compliance by GSRW, GS, RW or RW-UK with the terms of this Agreement.

     3.1 Representations and Warranties of GS. Subject to the limitations set out in Article VII, GS hereby represents and warrants to GSRW and the Shareholders that, except as specifically set forth in the Schedules and Annexes to the GS Disclosure Schedule (collectively, the "GS Disclosure Schedule") in a numbered Schedule that corresponds to the Section for which disclosure is made, unless expressly specified otherwise in certain representations and warranties (references herein to Schedules and Annexes are to the relevant Schedules and Annexes of the GS Disclosure Schedule), the following representations and warranties are true and correct as of the date of this Agreement and shall be true and correct in all material respects at the Closing Date (except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date):

          3.1.1 Organization and Status. GS is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction where its properties (whether leased or operated) or its business conducted require such qualification, except where failure to be so qualified would not have a Material Adverse Effect on GS. GS has all requisite limited liability company power and authority to operate and lease its property and to carry on its businesses as they are now being conducted. Schedule 3.1.1 sets forth all states and foreign jurisdictions in which GS is qualified to do business. GS has delivered to GSRW and the Shareholders complete and accurate copies of the Company Agreement, as amended to date.

          3.1.2 Capitalization. As of the date hereof, Annex A sets forth a complete and correct list of all holders of Common Shares, as well as holders of GS Series A Stock and GS Series B Stock, as of June 4, 2003 (each, together with other purchasers pursuant to this Section 3.1.2, a "Member", and collectively, the "Members"). As of the date hereof, GS has capital stock consisting of 360,000 Common Shares, 58,607 shares of GS Series A Stock, and 40,000 shares of GS Series B Stock which are outstanding and all of which issued and outstanding shares are held of record by the Members in the amounts shown on Annex A. GS reserves the right to sell the maximum number of shares of GS Series A Stock provided for in the Confidential Private Offering Memorandum, dated January 15, 2003, as amended and supplemented through the Closing Date (the "Memorandum of GS"). All of the outstanding Common Shares, GS Series A Stock and GS Series B Stock have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options or warrants were granted, in violation of preemptive or similar rights. Except as set forth above, provided for above or on Schedule 3.1.2, there are no Common Shares, GS Series A Stock or GS Series B Stock authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of GS of any character relating to the issued or unissued Common Shares, GS Series A Stock, GS Series B Stock or other securities of GS. Except as disclosed on Schedule 3.1.2, there are no outstanding obligations of GS to repurchase, redeem or otherwise acquire any outstanding Common Shares, GS Series A Stock or GS Series B Stock.

          3.1.3 Corporate Authority. GS has the limited liability company power and authority and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Managers of GS, validly executed and delivered by GS and, on the Closing Date, will have been duly and validly approved by the Members of each class and series of GS Shares. This Agreement constitutes the valid and binding obligation of GS, enforceable against GS in accordance with its terms.

          3.1.4 Subsidiaries and Joint Ventures. Schedule 3.1.4 contains a complete and correct list of all subsidiaries of GS ("GS Subsidiary"). Except as disclosed on Schedule 3.1.4, GS has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity.

          3.1.5 Financial Statements.

               3.1.5.1 Annex 1 to Schedule 3.1.5.1 contains the following financial statements:

          (i) A consolidated balance sheet of GS as of December 31, 2001, and related consolidated income statement, cash flow statement and statement of Members' equity of GS for the year ended December 31, 2001, with notes thereto, audited by Grodsky, Caporrino and Kaufman, PC ("GCK") (the "2001 Financial Statements");

          (ii) A consolidated balance sheet of GS as of December 31, 2002, and related consolidated income statement, cash flow statement and statement of Members' equity of GS and its Subsidiaries for the year ended December 31, 2002, with notes thereto, audited by GCK (the "2002 Financial Statements"); and

          (iii) An unaudited balance sheet of GS as of March 31, 2003, and related consolidated income statement for the three months ended March 31, 2003 (the "2003 Financial Statements").

               3.1.5.2 (a) The 2001 Financial Statements and the 2002 Financial Statements, including related schedules and notes (sometimes referred to collectively as the "GS Financial Statements"), (i) have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods indicated, (ii) present fairly the consolidated financial position of GS as at the dates thereof, (iii) present fairly the results of operations and changes in financial position of GS for the respective periods thereof, and (iv) in the case of the 2001 Financial Statements and the 2002 Financial Statements, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the consolidated financial condition of GS and the results of the operations of GS as of the dates thereof or for the periods covered thereby.

          (b) The 2003 Financial Statements present reasonably the consolidated financial positions of GS as at the date thereof and present reasonably the results of operations and changes in financial position for the respective period thereof.

          3.1.6 Governmental and Other Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I and (b) except as disclosed on
Schedule 3.1.6, no material notices, reports or other filings are required to be made by GS with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by GS from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") or any other entity or person not a party to this Agreement in connection with the execution and delivery of this Agreement by GS and the consummation by GS of the transactions contemplated hereby.

          3.1.7 No Adverse Consequences. Except as set forth on Schedule 3.1.7, neither the execution and delivery of this Agreement by GS nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, mortgage, pledge, lease, charge, encumbrance, claim or restriction of any nature whatsoever (each, an "Encumbrance") on any of the assets or, properties of GS, (b) violate any provision of the Company Agreement of GS, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Entity applicable to GS, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement (other than immaterial client contracts), instrument or obligation to which GS is a party or by which any of them is bound, and which would have a Material Adverse Effect on GS.

          3.1.8 Undisclosed Liabilities. Except for liabilities or obligations that (i) were incurred after December 31, 2002 in the ordinary course of business and of a type and in an amount consistent with past practices, (ii) are set forth in Schedule 3.1.8, or (iii) liabilities that are immaterial, GS has no material liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued or reserved against in the 2003 Financial Statements.

          3.1.9 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.1.9 and except as reflected in the 2003 Financial Statements, since March 31, 2003, there has not been (i) any Material Adverse Change in GS or discovery by GS of a condition or occurrence of an event that has resulted or can reasonably be expected to result in a Material Adverse Change in GS, (ii) any change by GS in its accounting methods, principles or practices, or (iii) any material revaluation by GS of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

          3.1.10 Litigation. Except as listed on Schedule 3.1.10, no material litigation, suit, proceeding, claim, arbitration or governmental investigation is pending or, to GS's knowledge, threatened against or relating to GS, its respective officers or directors in their capacities as such, any of their respective properties or businesses or employee benefit plans or arrangements.

          3.1.11 Employment Matters.

               3.1.11.1 Labor Matters. GS is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of employees. GS is and has been in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours with respect to GS's employees and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against GS pending before the National Labor Relations Board or any other Governmental Entity, (b) labor strike, slowdown or work stoppage actually occurring or, to the knowledge of GS, threatened against GS, (c) representation petition respecting the employees of GS pending before the National Labor Relations Board or similar agency, or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to GS. GS is not aware of any labor strike, slowdown, or work stoppage occurring or threatened against any of the principal suppliers of GS or any GS Subsidiary that might reasonably be expected to have a Material Adverse Effect on GS. GS has fully completed and retained a Form I-9 for each of their employees in accordance with applicable law, and GS is not subject to examination in connection with such forms or to any fines or other penalties under laws relating to employees who are not authorized to work in the United States.

No employment agreement exists between GS and a Manager employee violating Delaware or New York law. Except as disclosed on Schedule 3.1.11.3, no officer or employee of GS is entitled to any remuneration, loan, commission or other payment calculated by reference to the whole or part of the sales, revenues, or profits of GS and GS is not a party to or bound by any share option, profit sharing, bonus or commission scheme (whether discretionary or otherwise) in respect of any of its officers or employees.

               3.1.11.2 Employee Benefits. Schedule 3.1.11.2 lists all pensions, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (the "Benefit Plans") (including, without limitation, any contracts or agreements with trustees or insurance companies relating to any such employee benefit plans or arrangements) established or maintained by GS, and complete and accurate copies of all those plans or arrangements (as well as, with respect to each Benefit Plan (as applicable), copies of any documentation with respect to any related trust) have been made available to GSRW and the Shareholders. GS does not have any plans subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Benefit Plans comply in all material respects with applicable law.

               3.1.11.3 Employment Agreements. Schedule 3.1.11.3 lists each employment agreement and offer letter to which GS is a party that provides for an annual base salary of at least $50,000, copies of which have been made available to GSRW and the Shareholders.

          3.1.12 Intellectual Property.

          (a) Except as set forth on Schedule 3.1.12, GS owns, or has valid licenses to use, all patents, trademarks, service marks, trade names, brands, copyrights, trade secrets, technology, know-how, formulas and other intellectual property (the "Intellectual Property") necessary to, or used in the conduct of, the business of GS as now conducted and as proposed to be conducted, including, but not limited to, the trademarks and trade names and the registrations thereof as set forth on Annex 1 to Schedule 3.1.12. Except as set forth in Schedule 3.1.12, all Intellectual Property owned by GS is owned by it free and clear of any Encumbrances. Except as set forth in Schedule 3.1.12, to the best of GS's knowledge, the conduct of the business of GS does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or threatened against GS. GS has made all necessary filings and recordations and has paid all required fees and Taxes (as hereinafter defined) to maintain ownership of the Intellectual Property.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach of any instrument or agreement governing any Intellectual Property, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or (iii) prevent GS from using, selling or licensing any Intellectual Property, except as set forth on Schedule 3.1.12.

          3.1.13 Real Property and Environmental.

               3.1.13.1 Owned Real Property. GS does not own in fee any real property.

               3.1.13.2 GS Leased Real Property. Schedule 3.1.13.2 sets forth a complete and accurate list and description of all real property leased, subleased or otherwise occupied by GS (the "GS Leased Real Property"), such description including, for each GS Leased Real Property, an identification of the lease or sublease agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, and sets forth the names of the lessor and lessee (or sublessor or sublessee) hereunder, the title and date thereof, the address and approximate size of the premises leased thereunder, and the use of such premises. All of the leases or subleases of the GS Leased Real Property (the "GS Leases") are valid, binding and in full force and effect (assuming the due authorization, execution and delivery by the lessor). Except as set forth on Schedule 3.1.13.2, no lease is subject to any Encumbrance, license or other agreement granting to any third party any interest in such GS Lease or any right to the use or occupancy of any GS Leased Real Property. True and complete copies of the GS Leases have previously been delivered to GSRW and the Shareholders, including, without limitation, all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. Except as set forth on
Schedule 3.1.13.2, the lessee or an affiliate under each GS Lease is now in possession of the applicable GS Leased Real Property. There is no pending or threatened proceeding that might interfere with the quiet enjoyment of each tenant. Except as set forth on Schedule 3.1.13.2, GS has not assigned, mortgaged, pledged or otherwise encumbered its interest if any, under any GS Lease. GS has exercised within the time prescribed in each GS Lease any option provided therein to extend or renew the term thereof. As used herein, the term "GS Lease" shall also include subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

               3.1.13.3 Environmental Matters. Except as disclosed in Schedule 3.1.13.3:

          (a) To the best of its knowledge, GS has complied and is in compliance with, and the GS Leased Real Property and all improvements thereon are in compliance with, all Environmental Laws (as hereinafter defined) in all material respects; provided, however, that this clause shall not be deemed to include any representation as to the building in which any GS Leased Real Property is located, the land on which such building sits or any improvement made or fixtures installed by any person other than GS.

          (b) To the best of its knowledge, no Hazardous Material (as hereinafter defined) (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, or disposed of by GS on or under any GS Leased Real Property, except in each such instance in compliance with Environmental Laws, (ii) is presently maintained, used, generated or permitted to remain in place at any GS Leased Real Property by GS in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by GS, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition that requires special notification to third parties by GS under any Environmental Law.

          (c) GS has disposed of all wastes, including those wastes which contain Hazardous Materials, in compliance with all applicable Environmental Laws.

          (d) No notice, citation, summons or order has been received by GS or any of its Subsidiaries, no notice has been given by GS, and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or to the knowledge of GS threatened by any Governmental Entity, with respect to (i) any alleged violation by GS of any Environmental Law, (ii) any alleged failure by GS to have any environmental permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with its business or properties, (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of GS of any Hazardous Material, or (iv) the listing or proposed listing pursuant to any Environmental Law of the Real Property, or to GS's best knowledge, any property adjoining any Real Property on any federal or state list of sites requiring investigation and or cleanup.

          (e) For purposes of this Agreement:

          "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1930 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq. or any other applicable federal, state, or local laws, including any rules, regulations, orders, or ordinances adopted or promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances now in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control or the protection of human health or the environment from Hazardous Materials.

          (f) For purposes of this Agreement:

          "Hazardous Materials" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic pollutants, or hazardous contaminants, including substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any environmental laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints and petroleum and petroleum products (including crude oil or any fraction thereof).

          3.1.14 Status of Contracts.

          (a) Except as disclosed in Schedule 3.1.14, there is no existing material default or violation by GS under any material contracts, agreements, leases, subleases, license agreements, or instruments to which GS is a party or by which it is bound (collectively, the "GS Contracts") and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a default of GS under any material GS Contract. GS is not aware of any default by any other party to any material GS Contract or of any event that (whether with or without notice, lapse of time or both) would constitute a default by any other party with respect to obligations of that party under any GS Contract, and, except as described in Schedule 3.1.14, to the knowledge of GS. GS is not a party to, or bound by, any GS Contract that is expected to result in any material loss to GS upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential).

          (b) Schedule 3.1.14 contains a complete and correct list of the following agreements to which GS is a party to or by which it is bound, copies of which have been previously made available to GSRW and the Shareholders:

          (i) any employment, consulting, severance or termination agreement under which GS is required to pay more than $50,000 in any 12-month period;

          (ii) any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iii) any material agreement, contract or commitment containing any provision limiting the freedom of GS to engage in any line of business anywhere in the world or compete with any person, or granting any exclusive distribution rights;

          (iv) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (v) any credit agreement, notes, indentures, security agreements or similar agreements by GS relating to indebtedness for borrowed money (for avoidance of doubt, excluding indebtedness incurred in the ordinary course of trade);

          (vi) any purchase contract that continues for more than 12 months and requires the payment by GS of more than $100,000 in any 12-month period; or

          (vii) any other contract or agreement that is material to business or operations of GS taken as a whole and is not in the ordinary course of business.

          3.1.15 Permits and Licenses. Each of GS, or its agents, holds all governmental licenses, permits, franchises, easements and authorizations (collectively, "Permits") necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations (having the force of law) of all Governmental Entities having jurisdiction over it or any part of its operations, except for Permits the absence of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. GS is in compliance in all material respects with each of the terms of the applicable Permits, and there are no claims of violation by GS of any of such Permits.

          3.1.16 Taxes.

               3.1.16.1 Returns. Except as set forth on Schedule 3.1.16.1, GS has filed on a timely basis all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by it with respect to Taxes which relate to its business, results of operations, financial condition, properties or assets for all periods (collectively, the "Returns"). All Returns filed are complete and accurate in all material respects. Except as set forth on Schedule 3.1.16.1, GS has paid on a timely basis all Taxes due with respect to the taxable periods covered by such Returns. GS has given GSRW and the Shareholders the opportunity to review complete and accurate copies of all Returns. Except as set forth on Schedule 3.1.16.1, GS has not been a member of an affiliated group filing consolidated returns (other than a group the common parent of which was GS) or has any liability for Taxes of any person (other than GS), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, pursuant to Treas. Reg. Section 1.1502-6 or otherwise. Except as set forth on
Schedule 3.1.16.1, GS is not currently the beneficiary of any extension of time within which to file any Return. Except as set forth on Schedule 3.1.16.1, in the past three years, no Returns have been examined by the applicable Taxing Authority(ies) (as hereinafter defined) for any period and, except as set forth on Schedule 3.1.16.1, GS has no knowledge of any planned audit or review, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. Except as set forth on
Schedule 3.1.16.1, no deficiencies for any material amount of Taxes have been assessed or are currently proposed or asserted in writing, in each case by any Taxing Authority, against GS. No successful claim has ever been made by an authority in a jurisdiction where GS does not file Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes upon any of the assets of GS, except for liens imposed by statute or regulation without failure to pay Tax. All Taxes that are or have been required to be withheld or collected by GS, its predecessors have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws. GS is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds. GS is not now nor during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

               3.1.16.2 Taxes Paid or Reserved. The unpaid Taxes of GS (a) did not as of March 31, 2003 exceed the reserve for tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected in the 2003 Financial Statements (or reflected in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of GS in filing its Returns.

               3.1.16.3 Definitions. The term "Taxes" or "Taxation" means within Ireland, income tax, corporation tax, advance corporation tax, capital gains tax, capital acquisitions tax, inheritance tax, capital transfer tax, deposit interest retention tax, gift tax, value added tax, dividend withholding tax, probate tax, sales tax, customs and other import and export duties, excise tax, wealth tax, property tax, residential property tax, vehicle registration tax, rates, pay-related social insurance, pay as you earn tax, withholding tax (whether in respect of any payments or otherwise), and any other taxes, levies, duties, charges, surcharges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with all and any penalties, interest, fines and charges relating to any of them or to any failure to file any return required for the purposes of any of them; and outside Ireland, all taxes, levies, duties, charges, surcharges, imposts, and withholdings of any nature whatsoever, including (without limitation) taxes on gross or net Profits and taxes on receipts, sales, use, occupation, franchise, value added and personal property, together with all and any penalties, interest, fines and charges relating to any of them or to any failure to file any return required for the purposes of any of them, regardless (in either case) of whether any such taxes, levies, duties, charges, surcharges, imposts, withholdings, penalties, fines and interest are chargeable directly or primarily against or attributable directly or primarily to GS or the RW Companies, as appropriate, or any other person and of whether any amount in respect of any of them is recoverable from any other person.

               3.1.16.4 The term "Revenue Authority" means any tax, revenue or fiscal authority (including the Revenue Commissioners or the UK Revenue Authorities) and any other statutory, governmental, state, provincial or local governmental authority, body, court, tribunal or official whatsoever (whether of Ireland or elsewhere in the world) competent to impose, administer or collect any Taxation or make any decision or ruling on any matter relating to Taxation.

          3.1.17 Related Party Interests. Except as listed in Schedule 3.1.17, no Member, officer, employee or director of GS (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of GS, (b) is indebted to GS, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business that has significant transactions with GS. Except for undocumented arrangements identified as such on Schedule 3.1.17, true and complete copies of all agreements listed on Schedule 3.1.17 have been provided to GSRW and the Shareholders. Except as set forth on Schedule 3.1.17 or contemplated by the Agreement, GS is not indebted to any of its Members, directors or officers (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary and bonus arrangements and for reimbursement of ordinary business expenses. Except as set forth in Schedule 3.1.17, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from GS to any of their respective Members, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

          3.1.18 No Powers of Attorney or Restrictions. Except as set forth in Schedules 3.1.16.1 and 3.1.18, no power of attorney or similar authorization given by GS presently is in effect or outstanding. To the knowledge of GS, none of the employees of GS is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of GS or that would conflict with the business of GS as now conducted or proposed to be conducted.

          3.1.19 Personnel. Annex 1 to Schedule 3.1.19 contains a complete and accurate list of all employees of GS, setting forth their respective names, current positions, salaries and other remuneration. All written employment and consulting agreements and all offer letters with employees and consultants earning $50,000 or more in base salary per annum, to which GS is a party are listed on Schedules 3.1.19.

          3.1.20 Brokers and Finders. Except as set forth in Schedule 3.1.20, GS has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

          3.1.21 No Other Agreements to Sell GS or Its Assets. GS has no legal obligation, absolute or contingent, to any other person to sell any material portion of its assets (other than inventory in the ordinary course or business), to sell its capital stock or other ownership interests, or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto. As of the date hereof, GS is not engaged, directly or indirectly, in any discussions or negotiations with any other person with respect to an Acquisition Transaction (as hereinafter defined).

          3.1.22 Member Approval. The approval by a majority of each class and series of the voting shares of GS are the only votes of the holders of any class or series of GS membership interests necessary to approve the transactions contemplated by this Agreement.

          3.1.23 Disclosure. No representation or warranty made by GS in this Agreement and no statement contained in this Agreement, the Exhibits hereto and all other ancillary documents executed and delivered in connection herewith (including the GS Disclosure Schedules to this Agreement) or any certificate furnished or to be furnished by GS to GSRW or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

          3.1.24 Board Recommendation. The Board of Managers of GS has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Members, and (ii) recommended that the Members of each class or series of GS Shares approve this Agreement and the transactions contemplated hereby, including the Merger.

          3.1.25 State Takeover Laws. Prior to the date hereof, the Board of Managers of GS has taken all actions, if any, necessary to exempt under or make not subject to any state takeover law or other state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby.

          3.1.26 Insurance. Annex 1 to Schedule 3.1.26 contains a true and complete list and description by type of all policies of fire, liability, workmen's compensation and other forms of insurance, including all group insurance programs in effect for GS's employees, owned or held by GS. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no written notice of cancellation or termination has been received with respect to any such policy.

          3.1.27 Books and Records. To the best of knowledge of GS and its Managers, all accounts, books and ledgers related to the business of GS have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

          3.1.28 Disclaimer of other Representation and Warranties. Except as expressly set forth in Sections 3.1.1 through 3.1.27, GS makes no representation or warranty, express or implied, at law or in equity in respect of GS or any of its respective assets, liabilities or operations including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

          3.1.29 Remedy. The sole remedy for breach of warranties or representations hereunder shall be pursuant to Article 7 and the Escrow Agreement.

     3.2 Representations and Warranties of the Shareholders. Subject to the limitations set out in Article VII, each of the Shareholders hereby represents and warrants to GSRW and GS that, except as specifically set forth in the Schedules and Annexes to the RW & RW-UK Disclosure Schedule (collectively, the "RW & RW-UK Disclosure Schedule") in a numbered Schedule that corresponds to the Section for which disclosure is made, unless expressly specified otherwise in certain representations and warranties (references herein to Schedules and Annexes are to the relevant Schedules and Annexes of the RW & RW-UK Disclosure Schedule) the following representations and warranties are true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except for representations and warranties made as of specific date which representations and warranties need only be true and correct as of such date):

          3.2.1 Organization and Status. Each of RW, RW-UK and the Subsidiaries (the "RW Companies") is a company duly organized, and validly existing under the laws of its jurisdiction of incorporation or formation, and are duly qualified as a foreign company in each jurisdiction where their properties (whether leased or operated) or their business conducted require such qualification, except where failure to be so qualified would not have a Material Adverse Effect on RW, RW-UK or the Subsidiaries. Each of RW, RW-UK and the Subsidiaries have all requisite company power and authority to operate and lease their property and to carry on its businesses as they are now being conducted. Schedule 3.2.1 sets forth all states and foreign jurisdictions in which each of RW, RW-UK and the Subsidiaries are qualified to do business. Each of RW, RW-UK and the Subsidiaries has delivered to GSRW complete and accurate copies of its Certificate of Incorporation, Articles of Association and Memoranda of Association, as detailed in such Schedule 3.2.1, each as amended to the date hereof. All returns, particulars and other documents required to be delivered under the Irish Companies Acts 1963-

2001 or the UK Companies Act 1985 to the Irish or UK Registrar of Companies have been duly delivered.

          3.2.2 Capitalization. Annex B sets forth a complete and correct list of all holders of shares of RW Stock and RW-UK Stock and their respective Subsidiaries, together with each shareholder's holdings. RW has authorized share capital of E256,000 divided into 1,000 Ordinary Shares of E1.00 nominal value and 255,000 "B" Ordinary Shares of E1.00 nominal value, of which 100 Ordinary Shares have been issued and all of which Ordinary Shares are held of record as shown on Annex B, it being agreed that the 255,000 "B" Ordinary Shares shall be purchased by GSRW at the Closing pursuant to Section 4.2.8 of this Agreement. RW-UK has authorized share capital of E132.052752 divided into 104 Ordinary Shares of E1.269738 nominal value, of which 104 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B, which share amounts reflect the exchange of all indebtedness of RW-UK held by the Shareholders aggregating E507,895 for the issuance of one Ordinary Share to each of the Shareholders pursuant to Section 4.2.17. The Roaring Water Bay Spirits Company Limited has authorized share capital of E1,250,200 divided into 796,000 Ordinary Shares of E1.25 nominal value, 2,550,000 "B" Ordinary Shares of E.10 nominal value, 20,000 "A" Ordinary Shares of E.01 nominal value, of which 27,777 Ordinary Shares, 2,550,000 "B" Ordinary Shares and 9,000 "A" Ordinary Shares have been issued and all of which issued shares are held of record as shown on Annex B. The Roaring Water Bay Whiskey Company Limited has authorized share capital of E126.9738 divided into 100 Ordinary Shares of E1.269738 nominal value, of which 2 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B. The Clontarf Irish Whiskey Company has authorized share capital of E126.9738 divided into 100 Ordinary Shares of E1.269738 nominal value, of which 2 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B. The Boru Vodka Company has authorized share capital of E1,269,738 divided into 1,000,000 Ordinary Shares of E1.269738 nominal value, of which 2 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B. The Roaring Water Bay Spirits Company (GB) Limited has authorized share capital of UK L100 divided into 100 Ordinary Shares of UK L1.00 nominal value, of which 2 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B. Neat Spirits Company Limited has authorized share capital of UK L80,000 divided into 40,000 A Shares and 40,000 B Shares of
UK L1.00 nominal value, of which 200 A Shares have been issued and all of which issued shares are held of record as shown on Annex B. The Roaring Water Bay Spirits Company (NI) Limited has authorized share capital of UK
L100,000 divided into 100,000 Ordinary Shares of UK L1.00 nominal value, of which 100 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record as shown on Annex B. The Roaring Water Bay (Research and Development) Company Limited has authorized share capital of E1,269.738 divided into 1000 Ordinary Shares of E1.269738 nominal value, of which 100 Ordinary Shares have been issued and all of which issued and outstanding shares are held of record by the Shareholders in the amounts shown on Annex B. All of the outstanding shares of capital stock of RW and RW-UK and their respective subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options or warrants were granted, in violation of preemptive or similar rights. Except as set forth above, there are no shares of RW Stock or RW-UK Stock authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of RW or RW-UK of any character relating to the issued or unissued capital stock or other securities of RW or RW-UK. Except as disclosed on Schedule 3.2.2, there are no outstanding obligations of RW or RW-UK to repurchase, redeem or otherwise acquire any of the outstanding shares of RW Stock or RW-UK Stock.

          3.2.3 Corporate Authority. Each of RW and RW-UK has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of each of RW and RW-UK, validly executed and delivered by each of RW and RW-UK and has been duly and validly executed by their respective Shareholders. This Agreement constitutes the valid and binding obligation of each of RW, RW-UK and the Shareholders, enforceable against each of RW, RW-UK and the Shareholders in accordance with its terms.

          3.2.4 Subsidiaries and Joint Ventures. Except as set forth on Schedule 3.2.4, none of RW and RW-UK has any subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity.

          3.2.5 Financial Statements.

               3.2.5.1 Annex 1 to Schedule 3.2.5.1 of the RW & RW-UK Disclosure Schedule contains the following financial statements:

          (i) Audited Accounts of RW-UK, The Roaring Water Bay Spirits Company Limited and The Roaring Water Bay Spirits Company (GB) Limited, and related consolidated income statements, cash flow statements and statements of Shareholders' equity of each for the year ended December 31, 2001, with notes thereto, audited by Ernst & Young (the "2001 RW & RW-UK Financial Statements");

          (ii) Audited Accounts of each of RW-UK, The Roaring Water Bay Spirits Company Limited and The Roaring Water Bay Spirits Company (GB) Limited, together with the Management Account of RW, as of December 31, 2002, and related consolidated income statements, cash flow statements and statements of Shareholders' equity of each for the year ended December 31, 2002, with notes thereto, audited by BDO Simpson Xavier (the "2002 RW & RW-UK Financial Statements"); and

          (iii) Management Accounts of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK as of March 31, 2003, and related consolidated income statements, cash flow statements and statements of Shareholders' equity of each for the three months ended March 31, 2003 (the "2003 RW & RW-UK Financial Statements").

               3.2.5.2 (a) The 2001 RW & RW-UK Financial Statements and the 2002 RW & RW-UK Financial Statements, including related schedules and notes (sometimes referred to collectively as the "RW & RW-UK Financial Statements"),
(i) have been prepared in accordance with generally accepted accounting principles, in Ireland, and in England and Wales, consistently applied throughout the periods indicated, (ii) present fairly the consolidated financial positions of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK as at the dates thereof,
(iii) present fairly the
results of operations and changes in financial position of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK for the respective periods thereof, and (iv) in the case of the 2001 RW & RW-UK Financial Statements and the 2002 RW & RW-UK Financial Statements, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the consolidated financial condition of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK and the results of the operations of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK as of the dates thereof or for the periods covered thereby.

          (b) The 2003 Financial Statements present reasonably the consolidated financial positions of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK as at the dates thereof and present reasonably the results of operations and changes in financial position of each of The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited, RW and RW-UK for the respective periods thereof.

          3.2.6 Governmental and Other Filings. Except as disclosed on Schedule 3.2.6, no material notices, reports or other filings are required to be made by the Shareholders, RW or RW-UK with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by any of the Shareholders, RW and RW-UK from, any Governmental Entity or any other entity or person not a party to this Agreement as a result of the execution and delivery of this Agreement by the Shareholders, RW or RW-UK and the consummation by the Shareholders, RW or RW-UK of the transactions contemplated hereby.

          3.2.7 No Adverse Consequences. Except as set forth on Schedule 3.2.7, neither the execution and delivery of this Agreement by RW, RW-UK or the Shareholders nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any Encumbrance on any of the assets or, properties of RW or RW-UK or the RW Stock or the RW-UK Stock, (b) violate any provision of the Certificate of Incorporation and Memorandum and Articles of Association of RW or RW-UK, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Entity applicable to the Shareholders, RW or RW-UK, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement (other than immaterial client contracts), instrument or obligation to which the Shareholders, RW or RW-UK is a party or by which any of them is bound and which would have a Material Adverse Effect on RW, RW-UK or the Shareholders.

          3.2.8 Undisclosed Liabilities. Except for liabilities or obligations that (i) were incurred after December 31, 2002 in the ordinary course of business and of a type and in an amount consistent with past practices, (ii) as set forth in Schedule 3.2.8, or (iii) liabilities that are immaterial, none of RW, RW-UK, The Roaring Water Bay Spirits Company Limited and The Roaring Water Bay Spirits Company (GB) Limited and their subsidiaries has any material liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued or reserved against in the 2003 RW & RW-UK Financial Statements.

          3.2.9 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.2.9 and except as reflected in the 2003 RW & RW-UK Financial Statement since March 31, 2003, there has not been (i) any Material Adverse Change in the RW Companies or discovery by the RW Companies or the Shareholders of a condition or occurrence of an event that has resulted or can reasonably be expected to result in a Material Adverse Change in the RW Companies, (ii) any change by the RW Companies in the accounting methods, principles or practices, or (iii) any material revaluation by the RW Companies of any of their respective assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

          3.2.10 Litigation. Except as set forth on Schedule 3.2.10, no material litigation, suit, proceeding, claim, arbitration or governmental investigation is pending or, to the RW Companies, their Subsidiaries or the Shareholders' knowledge, threatened against or relating to the Shareholders, the RW Companies, their Subsidiaries, or their respective officers or directors in their capacities as such, any of their respective properties or businesses or employee benefit plans or arrangements.

          3.2.11 Employment Matters.

               3.2.11.1 Labor Matters.

          (a) Each of the RW Companies is and has been in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours with respect to the employees.

          (b) "Pension Scheme" means The Roaring Water Bay Spirits Company Limited Pension Scheme, a copy of the explanatory memorandum which has been delivered to GSRW which completely and accurately reflects the Pension Scheme. With the exception of the Pension Scheme, there are not in existence nor has any proposal been announced or commitment given or promise made to establish any retirement, death or disability scheme for officers or employees (or any dependent of any of them) of any of the RW Companies, nor are the RW Companies under any obligation (whether or not legally binding, established by custom or approved) to or in respect of employee (or any dependent of any of them) of any of the RW Companies with regard to retirement, death or disability benefits pursuant to which any of the RW Companies is or may become liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been paid or has been promised by any of the RW Companies or in respect of any present or former officer or employee (or any dependent of any of them) any of them.

          The Pension Scheme has at all times complied and been duly administered in accordance with all applicable legislation, regulation and requirements including (without limitation) the provisions of the Irish Pensions Act, 1990 (and any regulations made thereunder) and the documentation by which it is constituted and governed.

          The RW Companies have duly complied with all its obligation under the Pension Scheme.

          No contract of service exists between the RW Companies and a director employee in relation to which any of the relevant requirements of Section 28 of the Irish Companies Act, 1990 or equivalent provisions of English law have not been fulfilled. No officer or employee of any of the RW Companies is entitled to any remuneration, loan, commission or other emoluments of whatever nature calculated by reference to the whole or part of the turnover, the profits or sales of any of the RW Companies and none of the RW Companies is party to or bound by any share option, profit sharing, bonus or commission scheme (whether discretionary or otherwise) in respect of any of its officer or employees. None of the RW Companies has entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition. None of the RW Companies, and none of their respective employees, is involved in any industrial dispute. There are no claims pending so far as the Shareholders are aware threatened against any of the RW Companies, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance. None of the RW Companies is liable to make any payment to any person under the Irish Redundancy Payments Acts, 1967 to 1991 of the Irish Protection of Employment Act, 1977. Save to the extent (if any) to which provision or allowance has been made in the Financial Statements no liability has been incurred by any of the RW Companies for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal or a discriminatory dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any contract of employment or for services; and no claims have been made for equal pay, discrimination, sexual or other harassment. Each of the RW Companies has in relation to each of their employees (and, so far as relevant, to each of its former employees) complied with all material obligations imposed on it by, and all orders and awards made under all statutes and mandatory regulations and codes of conduct.

               3.2.11.2 Employee Benefits. Schedule 3.2.11.2 lists all Benefit Plans and contractual arrangements (including, without limitation, any contracts or agreements with trustees or insurance companies relating to any such employee benefit plans or arrangements) (but not including the Pension Scheme) established or maintained by the RW Companies and the Subsidiaries, and complete and accurate copies of all those plans or arrangements and copies of any documentation with respect thereto) have been made available to GSRW. The Benefit Plans comply in all material respects with applicable law. None of the RW Companies and their Subsidiaries has undertaken to make any amendment to any Benefit Plan, nor, except as disclosed on Schedule 3.2.11.2, has any amendment to any Benefit Plan been adopted. The Benefit Plans established and maintained by each of the RW Companies and the Subsidiaries, are listed separately as Benefit Plans on Schedule 3.2.11.2.

               3.2.11.3 Employment Agreements. Schedule 3.2.11.3 lists each employment agreement and offer letter to which any RW Companies is a party that provides for an annual base salary of at least $50,000, copies of which have been made available to GSRW.

          3.2.12 Intellectual Property. (a) Each of RW and RW-UK own, or has valid licenses to use, all the Intellectual Property necessary to, or used in the conduct of, the business of the RW Companies as now conducted and as proposed to be conducted, including, but not limited to, the trademarks and tradenames and registrations thereof as set forth on Annex 1 to Schedule 3.2.12. All Intellectual Property owned by the RW Companies is owned by it free and clear of any Encumbrances. Except as set forth in Schedule 3.2.12, as far as the RW Companies or the Shareholders are aware, the conduct of the business of each of RW and RW-UK does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or threatened against RW or RW-UK. Each of RW and RW-UK has made all necessary filings and recordations and has paid all required fees and Taxes to maintain ownership of the Intellectual Property.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach of any instrument or agreement governing any Intellectual Property, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property owned by RW or RW-UK or (iii) prevent of RW or RW-UK from using, selling or licensing any of its Intellectual Property or any portion thereof.

          3.2.13 Real Property and Environmental.

               3.2.13.1 Owned Real Property. None of the RW Companies owns any real property by way of freehold.

               3.2.13.2 RW & RW-UK Leased Real Property. Schedule 3.2.13.2 sets forth a complete and accurate list and description of all real property leased, subleased, licensed or otherwise occupied by an RW Company (the "RW & RW-UK Leased Real Property"), such description including, for each item of RW & RW-UK Leased Real Property, an identification of the lease, sublease or license agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, and sets forth the names of the lessor and lessee (or sublessor or sublessee) thereunder, the title and date thereof, the address and approximate size of the premises leased thereunder, and the use of such premises. All of the leases, subleases of the RW & RW-UK Leased Real Property (the "RW & RW-UK Leases") are valid, binding and in full force and effect (assuming the due authorization, execution and delivery by the lessor). Except as set forth on Schedule 3.2.13.2, no lease is subject to any Encumbrance, license or other agreement granting to any third party any interest in such RW & RW-UK Lease or any right to the use or occupancy of any RW & RW-UK Leased Real Property. True and complete copies of the Leases have previously been delivered to GSRW, including, without limitation, all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. Except as set forth on Schedule 3.2.13.2, the lessee or an affiliate under each RW & RW-UK Lease is now in possession of the applicable RW & RW-UK Leased Real Property. There is no pending or threatened proceeding that might interfere with the quiet enjoyment of each tenant or licensee. Except as set forth on Schedule 3.2.13.2, neither RW nor RW-UK has assigned, mortgaged, pledged or otherwise encumbered its interest if any, under any RW & RW-UK Lease. Each of RW or RW-UK has exercised within the time prescribed in each RW & RW-UK Lease any option provided therein to extend or renew the term thereof. As used herein, the term "RW & RW-UK Lease" shall also include subleases and licenses, the term "lessor" shall also include any sublessor or licensor, and the term "lessee" shall also include any sublessee or licensee.

               3.2.13.3 Environmental Matters. Except as disclosed in Schedule 3.2.13.3:

          (a) To the best of the Shareholders' and RW and RW-UK's knowledge, the RW Companies have complied and are in compliance with, and the RW Leased Real Property and all improvements thereon are in compliance with, all environmental laws having application in all material respects; provided, however, that this clause shall not be deemed to include any representation as to the building in which any RW Leased Real Property is located, the land on which such building sits or any improvement made or fixtures installed by any person other than RW or RW-UK.

          (b) To the best of the Shareholders' and RW and RW-UK's knowledge, no Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, or disposed of by the RW Companies on or under any RW & RW-UK Leased Real Property, except in each such instance in compliance with environmental laws having application, (ii) is presently maintained, used, generated or permitted to remain in place at any RW & RW-UK Leased Real Property by RW, RW-UK or the Subsidiaries in violation of any environmental laws having application, (iii) is required by any environmental laws having application to be eliminated, removed, treated or mitigated by RW, RW-UK or the Subsidiaries, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition that requires special notification to third parties by RW, RW-UK or the Subsidiaries under environmental laws having application.

          (c) Each of the RW Companies has disposed of all wastes, including those wastes which contain Hazardous Materials, in compliance with all applicable environmental laws having application.

          (d) No notice, citation, summons or order has been received by the RW Companies, no notice has been given by RW, RW-UK or the Subsidiaries, and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or to the knowledge of RW, RW-UK or the Subsidiaries threatened by any governmental authority, with respect to (i) any alleged violation by the RW Companies of any environmental law having application, (ii) any alleged failure by RW, RW-UK or the Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required under any environmental law in application in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the RW Companies of any Hazardous Material.

          3.2.14 Status of Contracts.

          (a) There is no existing material default or violation by the RW Companies under any material contracts, agreements, leases, subleases, license agreements, or instruments to which any of the RW Companies is a party or by which it or any of them is bound (collectively, the "RW & RW-UK Contracts") and, except as described in Schedule 3.2.14, no event has occurred that (whether with or without notice, lapse of time or both) would constitute a default of any of the RW Companies under any material RW & RW-UK Contract. Neither RW nor RW-UK is aware of any default by any other party to any material RW Contract or of any event that

(whether with or without notice, lapse of time or both) would constitute a default by any other party with respect to obligations of that party under any RW & RW-UK Contract. None of the RW Companies is a party to, or bound by, any RW & RW-UK Contract that is expected to result in any material loss to RW or RW-UK upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential).

          (b) Schedule 3.2.14 contains a complete and correct list of the following agreements to which each of the RW Companies is a party to or by which it is bound, copies of which have been previously made available to GSRW:

          (i) any employment, consulting, severance or termination agreement under which RW or RW-UK or a Subsidiary is required to pay more than $50,000 in any 12-month period;

          (ii) any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iii) any material agreement, contract or commitment containing any provision limiting the freedom of RW or RW-UK or a Subsidiary to engage in any line of business anywhere in the world or compete with any person, or granting any exclusive distribution rights;

          (iv) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (v) any credit agreement, notes, indentures, security agreements or similar agreements by RW or RW-UK or a Subsidiary relating to indebtedness for borrowed money (for the avoidance of doubt excluding indebtedness incurred in the ordinary course of trade);

          (vi) any purchase contract that continues for more than 12 months and requires the payment by RW or RW-UK or a Subsidiary of more than $100,000 in any 12-month period; or

          (vii) any other contract or agreement that is material to business or operations of RW or RW-UK or a Subsidiary taken as a whole and is not in the ordinary course of business.

          3.2.15 Permits and Licenses. Each of RW, RW-UK and the Subsidiaries holds all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations (having the force of law) of all Governmental Entities having jurisdiction over it or any part of its operations, except for Permits the absence of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse

Effect. In addition, the raw material sourcing, manufacturing process, product composition, manufacturing premises, all raw material and final product storage and transport facilities, labelling, marketing, sale and packaging of the RW Companies' products materially complies with all EU, UK and Irish legislation applicable to RW Companies' business and operations and in particular the Food Hygiene Regulations 1950 - 1989, European Communities (Hygiene of Foodstuffs) Regulations, 2000 (S.I. No. 165 of 2000), European Communities (Labelling, Presentation and Advertising of Foodstuffs) Regulations, 2002 (S.I. No. 483 of
2002), Merchandise Marks Act, 1970 (S.I. No. 10 of 1970) as amended and extended, Irish Whiskey Act, 1980 (S.I. No. 33 of 1980), European Communities (Definition, Description and Presentation of Spirit Drinks) Regulations, 1995 (S.I. No. 300 of 1995) as amended and extended, except for noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of RW, RW-UK and the Subsidiaries is in compliance in all material respects with each of the terms of the applicable Permits, and there are no claims of violation by RW, RW-UK or any Subsidiary of any of such Permits.

          3.2.16 Taxes.

               3.2.16.1 Definitions. The following words are defined below for the purposes of this Section 3.2.16.

          "Group" means the RW Companies.

          "Accounts" means RW & RW-UK Financial Statements.

          "Accounts Date" means March 31, 2003.

          "ACT" means Advance Corporation Tax.

          "Distribution" includes anything that is, or is deemed to be, a dividend or distribution for Tax purposes.

          "Profits" includes any income, profits or gains (including capital gains) of any description or from any source and includes any such income, profits or gains that are deemed to be earned, accrued or received for Taxation purposes.

          "Relief" means any relief, allowance, exemption, set-off, deduction or credit of whatsoever nature in computing any Profits for Taxation purposes or any credit, relief or allowance in respect of Taxation granted by or pursuant to any law (whether statute, regulation or case law, accepted practices, concessions or otherwise available for taxation purposes).

          "Tax Liability" means liabilities of the RW Companies to make actual payments of Tax (or amounts in respect of Tax) and also:

          (a) the loss, cancellation or non-availability of or the reduction in amount of a right to repayment of Tax which has been treated as an asset of the RW Companies in preparing the Accounts or the setting off of any such right to repayment of Tax against any actual Tax Liability in respect of which indemnity could be sought, but for that setting off, against the RW Companies under Article VII of this Agreement; and

          (b) the setting off against Profits that were earned, accrued or received on or prior to the Closing Date or in respect of a period ended on or prior to the Closing Date or against any Tax otherwise chargeable in respect of a Transaction occurring (or deemed to occur) on or before the Closing Date or in respect of a period ended on or before the Closing Date of any Relief;

          (c) the payment for losses or ACT, or payments in relation to Tax pursuant to any warranties or indemnities; or

          (d) the loss, disallowance, nullification, cancellation, or reduction, or the like of any Relief (whether arising before or after the date hereof).

          "Transaction" includes (without limitation) any act, failure to act, omission, transaction (including the Closing), event, death, change of residence, any distribution or dividend, failure to distribute, any loan or advance or transfer made by or to the Group, any benefit or advantage (or deemed benefit or advantage) given or provided by any person, the waiving or foregoing of any advantage, any payment made or the giving of any consideration by or to any person, any transaction in securities and any acquisition or disposal of any asset made or treated as having been made by any person and any occurrence whatsoever whether or not the RW Companies are a party thereto, and includes the coming into effect of and completion of this Agreement and all documents executed pursuant thereto.

               3.2.16.2 General Provision.

          (a) No member of the Group has any Tax Liability (whether actual or contingent) payable by reference to income, profits or gains earned or received before the Accounts Date or referable to Transactions occurring before the Accounts Date that is not fully disclosed or noted or provided for in the Accounts.

          (b) The amount of the deferred tax provision contained in the Accounts was adequate as at the Accounts Date, the making and calculation of such provision was fully in accordance with relevant generally accepted accountancy practices as at the Accounts Date and no member of the Group has subsequently become aware of any reason why the deferred tax provision contained in the Accounts may not be sufficient.

          (c) Subject to (a) and (b) above, all taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of applicable legislation relating to taxation for which any Group member is liable as a result of any act or omission by a member of the Group prior to the Accounts Date will if, and in so far as, such taxation or other sums ought to be paid prior to or on the Accounts Date, have been paid at or before the Accounts Date and in particular, but without prejudice to the generality of the foregoing, at the Accounts

Date, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to the Accounts Date or goods imported prior to the Accounts Date, and of income tax deductible prior to the Accounts Date by virtue of the PAYE regulations from time to time in force will have been paid so that no member of the Group will have any liability in respect thereof and at the Accounts Date all Social Welfare and Pay Related Social Insurance contributions (both employers' and employees') and any other levies and impositions due for payment in respect of the employees of any member of the Group will have been duly paid.

          (d) The provisions of the Waiver of Certain Tax, Interest and Penalties Act, 1993 do not have any application to any member of the Group or any of its officers.

          (e) No Notice of Attachment has been served on any member of the Group or in relation to any funds or assets of any member or the Group under Section 1002 TCA.

          (f) No member of the Group shall be liable to bear a Tax Liability on deemed (as opposed to actual) income, profits or gains which results in a member of the Group becoming liable to pay or bear a Tax Liability by reference to any Transaction occurring on or prior to the Closing Date.

          (g) No member of the Group shall be liable to bear a Tax Liability as a result of any of the RW Companies ceasing for tax purposes to be a member of any group, or associated with any other company at or at any time prior to or as a result of Closing; and for the avoidance of doubt, including any charge arising under Sections 623 or 625 of the Taxes Consolidation Act, 1997, as a result of the Acquisitions.

               3.2.16.3 Post-Accounts Date Tax Events.

     Since the Accounts Date:

          (a) The members of the Group in the aggregate have no Tax Liability (whether actual or contingent) payable by reference to income, profits or gains earned or received before the Closing Date or referable to Transactions occurring between the Accounts Date and the Closing Date in excess of E50,000.

          (b) The amount of the deferred tax provision of the Group will be adequate as at the Closing Date and the making and calculation of such provision thereof in the financial statements of the Group referred to in (d) below, will be fully in accordance with relevant generally accepted accountancy practices as at the Closing Date and, together with the Tax Liability referred to in (a) above, shall not exceed E50,000.

          (c) Subject to (a) and (b) above, all taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of applicable legislation relating to taxation for which any Group member is liable as a result of any act or omission by a member of the Group prior to the Closing Date will if, and in so far as, such taxation or other sums ought to be paid prior to or on the Closing Date, have been paid at or before the Closing Date and in particular, but without prejudice to the generality of the foregoing, at the Closing Date, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to the Closing Date or goods imported prior to the Closing Date, and of income tax deductible prior to the Closing Date by virtue of the PAYE regulations from time to time in force will have been paid so that no member of the Group will have any liability in respect thereof and at the Closing Date all Social Welfare and Pay Related Social Insurance contributions (both employers' and employees') and any other levies and impositions for payment due in respect of the employees of any member of the Group will have been duly paid.

          (d) Financial statements as at the Closing Date for the RW Companies will be prepared and delivered to GSRW within thirty (30) days of the Closing.

               3.2.16.4 Tax Returns and Tax Disputes.

          (a) Each member of the Group has made or caused to be made in a timely and proper manner all proper returns, declaration and payments required to be made, and has supplied or caused to be supplied in a timely and proper manner all information required to be supplied, to any tax, revenue or fiscal authority, and has properly maintained all books and record required to be maintained by any tax or fiscal or other authority.

          (b) Each member of the Group has duly and properly submitted all claims, elections, amendments to claims, withdrawals of claims and disclaimers which have been assumed to have been made for the purposes of the Accounts, and all previous accounts.

          (c) There is no dispute or disagreement outstanding with any tax, revenue or fiscal authority and no such dispute or disagreement is expected or contemplated or likely to commence regarding any liability or potential liability to any tax recoverable from any member of the Group or regarding the availability of any relief from tax to any member of the Group.

               3.2.16.5 Tax Records and Concessions.

          (a) Each member of the Group has sufficient and proper records relating to past events, including any claims or elections made to calculate the tax liability or relief which should arise on any disposal or on the realization of any asset owned by such member at the Accounts Date or acquired by such member since the Accounts Date but before Closing.

          (b) The amount of any tax liability of any member of the Group has not, to any material extent, depended on any arrangement or concession (in either case whether formal or informal) with any tax, revenue or fiscal authority.

               3.2.16.6 Capital Duty and Stamp Duty.

          (a) Every document in the possession of or under the control of any member of the Group and which affords any right or rights to any member of the Group has been duly and properly stamped and no member of the Group has any outstanding liability for stamp duty or capital duty or interest or penalties relating to stamp duty or capital duty.

          (b) In the six years prior to the date of this agreement no member of the Group has been involved in any transaction involving a statement which is deliverable to the registrar of companies (as defined in the Irish Companies Act 1963) which statement has, in accordance with Part 8 of the Stamp Duties Consolidation Act 1999 ("SDCA") attracted a reduced rate of stamp duty.

          (c) No member of the Group has been involved in any transaction involving any instrument in relation to which a claim for exemption from stamp duty was made, or ought to have been made, in accordance with Section 79 and 80 of SDCA.

               3.2.16.7 Tax Residence.

          (a) Each of the RW Companies (other than The Roaring Water Bay Spirits Company (GB) Limited) and the Shareholders, are resident in Ireland for tax purposes and the RW Companies (other than The Roaring Water Bay Spirits Company
(GB) Limited) have not been at any time resident in any jurisdiction other than or in addition to Ireland for tax purposes. Each of the RW Companies (other than The Roaring Water Bay Spirits Company (GB) Limited) have never carried on any trade in any other country (whether through a branch, agency, permanent establishment or otherwise) and they have not at any time paid tax on income, profits or gains to any tax, revenue or fiscal authority in any other country except Ireland.

          (b) The Roaring Water Spirits Company (GB) Limited is resident in the United Kingdom for tax purposes and has not been at any time resident in any jurisdiction other than or in addition to the United Kingdom for tax purposes. The Roaring Water Spirits Company (GB) Limited has never carried on any trade in any other country (whether through a branch, agency, permanent establishment or otherwise) and The Roaring Water Spirits Company (GB) Limited has not at any time paid tax on income, profits or gains to any tax, revenue or fiscal authority in any other country except the United Kingdom.

               3.2.16.8 Value Added Tax.

          (a) All members of the Group are (where applicable) registered for the purposes of VATA 1972 and have made, given, obtained and kept complete, correct and up-to-date returns, records, invoices and other documents appropriate or required for VAT purposes and are not in arrears with any payments or returns due and have not been required by the Revenue Commissioners to give security or further security under Section 23A VATA 1972.

          (b) No member of the Group has ever been treated as a member of a VAT group under Section 8(8) VATA 1972 and no application has at any time been made for any member of the Group to be treated as a member of a VAT group.

          (c) No member of the Group has been in default in respect of any taxable period for the purposes of VAT.

          (d) No member of the Group has applied to waive exemption in relation to any immovable goods in accordance with Section 7 VATA 1972 and regulation 4 of the Value Added Tax Regulations 1979.

          (e) No member of the Group is engaged in the letting of immovable goods for periods of less than ten years.

          (f) No member of the Group has acted as an agent of any person not established in Ireland within the meaning of Section 37 VATA 1972.

          (g) No member of the Group is authorized to receive supplies of qualifying goods and services at the zero rate of VAT in accordance with Section 13A VATA 1972.

          (h) No member of the Group has supplied any goods falling within the meaning of Section 3(1)(e) or Section 3(1)(f) VATA 1972 or supplied any services falling within the meaning of Section 5(3) VATA 1972.

               3.2.16.9 Capital Acquisitions Tax. There is no unsatisfied liability to capital acquisitions tax attached or attributable to the shares of the RW Stock or RW-UK Stock or any of the assets of any Group member and the shares of the RW Stock or RW-UK Stock and the said assets are not subject to a charge in favor of the Revenue Commissioners within Section 47 Capital Acquisitions Act 1976 or Section 60 Capital Acquisition Tax Consolidation Act.

               3.2.16.10 Replacement of Business Assets. Particulars of each claim under Section 597 TCA 1997 which affect any asset which is owned by a Group member at Closing have been disclosed on Schedule 3.2.16.

               3.2.16.11 PAYE. No Group member is registered for the purposes of regulations made under Section 986 of the TCA, and has complied in all respects with such regulations and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof.

               3.2.16.12 Share Schemes. No Group member has ever operated any share schemes.

               3.2.16.13 Reliefs. The entering into and completion of this Agreement will not trigger a clawback of any relief previously claimed.

          3.2.17 Related Party Interests. Except as listed in Schedule 3.2.17, no Shareholder, officer, employee or director of the RW Companies (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of RW or RW-UK or any Subsidiary, (b) is indebted to the RW Companies, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business that has significant transactions with the RW Companies. Except for undocumented arrangements identified as such on
Schedule 3.2.17, true and complete copies of all agreements listed on Schedule
3.2.17 have been provided to GSRW. Except as set forth in Schedule 3.2.17 or as contemplated by this Agreement, none of the RW Companies or any Subsidiary is indebted to any of its respective shareholders, directors or officers (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary and bonus arrangements and for reimbursement of ordinary business expenses. Except as set forth in Schedule 3.2.17, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from RW or RW-UK to any of their respective shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

          3.2.18 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by RW, RW-UK or any Subsidiary presently is in effect or outstanding. To the knowledge of each of RW, RW-UK and the Subsidiaries, none of the employees of RW, RW-UK or any Subsidiary are obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of RW, RW-UK or any Subsidiary or that would conflict with the business of RW, RW-UK and the Subsidiaries as now conducted or proposed to be conducted.

          3.2.19 Personnel. Annex 1 to Schedule 3.2.19 contains a complete and accurate list of all employees of each of the RW Companies, setting forth their respective names, current positions, salaries and other remuneration. All written employment and consulting agreements and all offer letters with employees and consultants earning $50,000 or more in base salary per annum, to which RW or RW-UK or a Subsidiary is a party are listed on Schedule 3.2.19.

          3.2.20 Brokers and Finders. None of RW, RW-UK, any Subsidiary or any Shareholder has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the UK or Irish Acquisitions.

          3.2.21 No Other Agreements to Sell RW or RW-UK or Their Respective Assets. None of RW, RW-UK or any Subsidiary has any legal obligation, absolute or contingent, to any other person to sell any material portion of its assets (other than inventory in the ordinary course of business), to sell its share capital or other ownership interests, or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto. As of the date hereof, none of RW, RW-UK or any Subsidiary is engaged, directly or indirectly, in any discussions or negotiations with any other person with respect to an Acquisition Transaction.

          3.2.22 Title and Capacity

               3.2.22.1 The RW Stock and RW-UK Stock held by the Shareholders immediately prior to Closing (including shares of RW-UK Stock issued pursuant to Section 4.2.9(b)):

          (a) constitutes the whole of the issued and allotted share capital of RW and RW-UK other than the BES II Shares to be acquired pursuant to Section 4.2.8; and

          (b) is legally and beneficially owned by the Shareholders free of all encumbrances or interests in favour of, or claims made by, or which could be made by, and other person;

          (c) all of the issued and outstanding capital shares of each of the Subsidiaries of RW and RW-UK are beneficially owned by either RW or RW-UK, directly or indirectly, except 27,777 Ordinary Shares owned by the parties listed on Annex B under BES I.

               3.2.22.2 Each of the Shareholders is entitled to sell or procure the sale of its full legal and beneficial interest in the RW Stock and RW-UK Stock to GSRW on the terms set out in this Agreement;

          (a) each of the Shareholders and RW and RW-UK:

          (b) has taken all corporate (if relevant) and other actions necessary to enable it to enter into and perform this Agreement; and

          (c) has secured all approvals and consents (governmental and otherwise) required for the performance of the transactions contemplated by this Agreement;

               3.2.22.3 Neither the execution or delivery of this Agreement by any of the Shareholders nor the transactions contemplated by this Agreement is prohibited by, or violates any provision of and will not result in a breach of:

          (a) any applicable law; or

          (b) the Memorandum or Articles of Association (or equivalent constitutional documents) of any of the RW Companies.

               3.2.22.4 This Agreement constitutes and imposes valid, legal and binding obligations of each Shareholder fully enforceable in accordance with its terms.

               3.2.22.5 Completion of the transactions contemplated by this Agreement by the Shareholders will not:

          (a) conflict with, result in the breach of, constitute a default under, or accelerate performance under the terms of any contract, agreement or deed to which any of the Shareholders may be bound or affected; or

          (b) constitute a default or an event which, with the lapse of time or action by a third party, could result in the creation of any Encumbrance, equity, claim or restriction on any of the RW Stock or RW-UK Stock.

          3.2.23 No Disposal. The Shareholders shall not at any time prior to the Closing:


               3.2.23.1 dispose or attempt to dispose of any interest in the RW Stock or RW-UK Stock or grant any Encumbrance over, or otherwise encumber or dispose of such shares or exercise or vary any of the rights attaching to such shares; or

               3.2.23.2 permit RW, RW-UK or any Subsidiary to pass any resolution in general meeting, except as approved in writing by GSRW.

          3.2.24 Disclosure. No representation or warranty made by any Shareholder in this Agreement and no statement contained in this Agreement, the Exhibits hereto and all other ancillary documents executed and delivered in connection herewith (including the RW & RW-UK Disclosure Schedules to this Agreement) or any certificate furnished or to be furnished by any Shareholder, RW or RW-UK to GSRW or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

          3.2.25 Insurance. Annex 1 to Schedule 3.2.25 contains a true and complete list and description by type of all policies of fire, liability, workmen's compensation and other forms of insurance, including all group insurance programs in effect for each of RW's and RW-UK's employees, owned or held by RW, RW-UK or any Subsidiaries, respectively. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no written notice of cancellation or termination has been received with respect to any such policy.

          3.2.26 Books and Records. To the best of RW's, RW-UK's or Shareholders' knowledge, all accounts, books and ledgers, including statutory registers, related to the businesses of each of RW, RW-UK and the Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

          3.2.27 Dormant Subsidiaries. Each of The Roaring Water Bay Whiskey Company Limited, The Clontarf Irish Whiskey Company Limited, The Boru Vodka Company Limited, Neat Spirits Company Limited, and The Roaring Water Bay Spirits Company (NI) Limited (collectively, the "Dormant Subsidiaries") are not currently trading and have no liability contingent or otherwise. RW and RW-UK have no other subsidiaries other than The Roaring Water Bay Spirits Company Limited, The Roaring Water Bay Spirits Company (GB) Limited and the Dormant Subsidiaries.

          3.2.28 Disclaimer of other Representations and Warranties. Except as expressly set forth in Sections 3.2.1 through 3.2.27, the Shareholders make no representation or warranty, express or implied, at law or in equity in respect of RW, RW-UK or any of their respective assets, liabilities or operations including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

          3.2.29 Remedy. The sole remedy for breach of warranties or representations hereunder shall be pursuant to Article 7 and the Escrow Agreement.

     3.3 Representations and Warranties of GSRW. Subject to the limitations set out in Article VII, GSRW hereby represents and warrants to the Members and the Shareholders that, except as specifically set forth in the Schedules and Annexes to the GS Disclosure Schedule in a numbered paragraph that corresponds to the Section for which disclosure is made, unless expressly specified otherwise in certain representations and warranties (references herein to Schedules and Annexes are to the relevant Schedules and Annexes of the GS Disclosure Schedule), the following representations and warranties are true and correct as of the date of this Agreement and shall be true and correct in all material respects at the Closing Date (except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date):

          3.3.1 Organization and Status. GSRW is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and at the Closing will be duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a Material Adverse Effect on GSRW. GSRW has delivered to GS, RW and RW-UK complete and accurate copies of its Certificate of Incorporation and Bylaws (the "GSRW Articles").

          3.3.2 Capitalization. GSRW has authorized 16,500,000 shares of GSRW Stock and 3,500,000 shares of Preferred Stock. Knappogue Corp. is the owner of 1,000 shares of GSRW Stock, which shares shall be cancelled upon the closing of the Reorganization. The parties agree that (i) up to 3,106,667 shares of GSRW Stock (excluding shares issuable upon conversion of RW Notes, warrants and preferred stock of GSRW), 750,000 shares of GSRW Series A Stock, 200,000 shares of GSRW Series B Stock and 2,000,000 shares of Series C Convertible Preferred Stock, par value $1.00 per share (the "GSRW Series C Stock"), of GSRW (excluding shares of GSRW Series C Stock issuable pursuant to Section 1.7), may be issued in conjunction with the Reorganization and (ii) except for (a) the addition of the "Drag-Along" and "Tag-Along" rights, (b) adjustment of the threshold for pre-emptive rights, (c) provision for the required vote of the holders of the Preferred Stock for creation of a senior class or series of Preferred Stock and
(d) the provision of a required number of Directors' votes for certain actions, the shares of GSRW Series A Stock and GSRW Series B Stock shall have substantively similar terms as the GS Series A Stock and the GS Series B Stock, including the provisions of the applicable Investor Agreements, unless otherwise approved by the Board of Directors.

          3.3.3 Corporate Authority. GSRW has the corporate power and authority and has taken all corporate and shareholder action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GSRW. This Agreement constitutes the valid and binding obligation of GSRW, enforceable against GSRW in accordance with its terms.

          3.3.4 Governmental and Other Consents. Other than the filing of the Certificate of Merger contemplated by Section 1.1(c) and as provided in Schedule 3.1.6, no material notices, reports or other filings are required to be made by GSRW with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by GSRW from, any Governmental Entity or any entity or person not a party to this Agreement in connection with the execution and delivery of this Agreement by GSRW and the consummation by GSRW of the transactions contemplated hereby.

          3.3.5 No Adverse Consequences. Neither the execution and delivery of this Agreement by GSRW nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any Encumbrance on any of the assets or properties of GSRW or any of its material subsidiaries,
(b) violate any provision of the Certificate of Incorporation or Bylaws of GSRW or any organizational documents of its material subsidiaries, (c) violate any statute, judgment, order, injunction decree, rule, regulation or ruling of any Governmental Entity applicable to GSRW or any of its material subsidiaries, or
(d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which either GSRW or any of its material subsidiaries is a party or by which any of them is bound and which would have a Material Adverse Effect on GSRW and its subsidiaries.

          3.3.6 Absence of Certain Litigation. There has not been commenced any litigation against GSRW or any of its properties, business or subsidiaries that could result in a Material Adverse Change in GSRW.

          3.3.7 Brokers and Finders. Except as set forth in Schedule 3.3.7, neither GSRW nor any of its subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Acquisitions or the Merger.

          3.3.8 Disclosure. No representation or warranty made by GSRW in this Agreement and no statement contained in this Agreement, the Exhibits hereto and all other ancillary documents executed and delivered in connection herewith (including the GS Disclosure Schedules) or any notice to be furnished by GSRW to GS, RW and RW-UK pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

     3.4 Disclaimer of other Representations and Warranties. GSRW makes no representation or warranty, express or implied, at law or in equity in respect of its assets, liabilities or operations including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

     3.5 Representations and Warranties Relating to Merger Company. Subject to the limitations set out in Article VII, Merger Company hereby represents and warrants to the Members and the Shareholders that, except as specifically set forth in the Schedules and Annexes to the GS Disclosure Schedule in a numbered paragraph that corresponds to the Section for which disclosure is made, unless expressly specified otherwise in certain representations and warranties (references herein to Schedules and Annexes are to the relevant Schedules and Annexes of the GS Disclosure Schedule), the following representations and warranties are true and correct as of the date of this Agreement and shall be true and correct in all material respects at the Closing Date (except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date):

          3.5.1 Organization and Status. Merger Company is a corporation duly organized and validly existing under the laws of the State of Delaware. Merger Company does not own any properties (other than the initial cash subscription for shares) nor has it commenced any business or operations.

          3.5.2 Capitalization. Merger Company has an authorized capital stock consisting of 1,000 shares of common stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of Merger Company are owned by GSRW.

          3.5.3 Corporate Authority. Merger Company has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole shareholder of Merger Company, duly and validly executed and delivered by Merger Company, and constitutes the valid and binding obligation of Merger Company, enforceable against Merger Company in accordance with its terms.

          3.5.4 Governmental Filings. Other than the filing of the Certificate of Merger contemplated by Section 1.1(c) and as provided in Schedule 3.1.6, no notices, reports or other filings are required to be made by Merger Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Company from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Company and the consummation by Merger Company of the transactions contemplated hereby.

          3.5.5 Disclaimer of Other Representations and Warranties. The Merger Company makes no representation or warranty, express or implied, at law or in equity in respect of its assets, liabilities or operations including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Mutual Covenants. GSRW, GS and the Shareholders and, insofar as they are lawfully permitted to do so, RW and RW-UK, mutually covenant and agree as follows:

          4.1.1 Consents and Approvals. GSRW, GS, RW, RW-UK and the Shareholders each will use reasonable best efforts to secure, and GSRW will cause Merger Company, to use its reasonable best efforts to secure, all consents, approvals, licenses or permits which may be required in connection with the Acquisitions and the Merger, and each will cooperate with the other to secure all such consents, approvals, licenses or permits in a form mutually reasonably satisfactory to GSRW.

          4.1.2 Best Efforts. Subject to the terms of this Agreement, GSRW, GS, RW, RW-UK and the Shareholders will use reasonable best efforts, and GSRW will cause Merger Company to use its reasonable best efforts, to effectuate the transactions contemplated hereby and to fulfill the conditions of their respective obligations under this Agreement.

          4.1.3 Publicity. Except as required by law, no party hereto will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of GS and RW, in each case, not to be unreasonably withheld.

          4.1.4 Confidentiality. The provisions of the letter agreement, dated April 16, 2003 between GS, RW and RW-UK, shall apply to all "Information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement, except that GS, RW, RW-UK and the Shareholders shall be permitted to disclose the Information in connection with (i) soliciting the approval of the Merger and this Agreement from the Members required to be obtained in connection with the Merger, (ii) the Financing (as defined in Section 5.1.3), (iii) obtaining any waivers or consents from third parties pursuant to this Agreement and (iv) any disclosure permitted under Section 6011 of the Code.

          4.1.5 Sales. Except for sales by GS of up to 150,000 shares of GS Series A Stock pursuant to the Memorandum of GS and the Financing as contemplated by Section 5.1.3, none of GS, the RW Companies or the GS Subsidiary will issue additional shares of their capital stock.

          4.1.6 Financing. GSRW shall use its reasonable best efforts to promptly initiate, and diligently pursue, the Financing. In addition, with the assistance of PR and DP, GSRW shall use its reasonable best efforts to complete the Financing on or before October 31, 2003.

     4.2 Covenants of GSRW, GS, RW, RW-UK and the Shareholders. Each of GSRW, GS, RW, RW-UK (insofar as RW and RW-UK are lawfully able to do so) and the Shareholders covenant and agree as follows:

          4.2.1 Conduct of Business. Prior to the Effective Time, each of GS, RW and RW-UK and the Subsidiaries will carry on its business in the ordinary and usual manner consistent with past practices and maintain its existing relationships with suppliers, customers, employees and business associates, and will not, without the prior written consent of GSRW and the Shareholders, which consent will not be unreasonably delayed or withheld:

          (a) other than arm's length agreements arrived at in the ordinary course of business and consistent with past practice, enter into any new employment or consulting arrangements, or agreements or modify existing arrangements or agreements respecting an increase in compensation or benefits payable to its officers or employees including with respect to increases in compensation and benefits payable other than normal year-to-year adjustments consistent with past practices;

          (b) split, combine, reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

          (c) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

          (d) except as contemplated by the Memorandum of GS, issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or release any holder of GS Shares, or shares of RW Stock, or shares of RW-UK Stock from any provision restricting the sale or other transfer of such shares;

          (e) redeem, purchase or otherwise acquire any shares of its capital stock, merge into or consolidate with any other entity or permit any other entity to merge into or consolidate with it, liquidate, sell or dispose of, lease, pledge, or encumber any amount of its assets other than in the ordinary course of business consistent with past practices, or close any plant or business operation other than pursuant to agreements currently in effect set forth on Schedules 3.1.2 and 3.2.2;

          (f) except for short-term indebtedness and indebtedness incurred pursuant to GS's revolving credit agreement or pursuant to RW's existing credit facilities with Ulster Bank, incur, assume or guarantee any indebtedness, or modify or prepay any existing indebtedness except in the ordinary course of business;

          (g) authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;

          (h) change its method of accounting as in effect at the date of the 2003 GS Financial Statement and 2003 RW & RW-UK Financial Statement (as applicable) except as required by changes in generally accepted accounting principles as concurred with by GS's or RW's or RW-UK's independent auditors, or change its fiscal year; or

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in connection with the Merger, or (iii) pursuant to obligations in effect as of the date of this Agreement listed on
Schedule 4.2.1(i);

          (j) except as required by law or as contemplated by this Agreement,
(i) enter into, adopt, amend or terminate any Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between GS or RW or RW-UK and one or more of their directors or officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Benefit Plan or arrangement as in effect as of the date hereof;

          (k) adopt any amendments to the Company Agreement (except as contemplated by Section 3.1.2), Certificates of Incorporation of the RW Companies or their respective Memoranda and Articles of Association, except as expressly permitted or contemplated by the terms of this Agreement;

          (l) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount to be paid (after giving effect to insurance proceeds actually received) by GS, RW, RW-UK or the Subsidiaries in settlement or compromise does not exceed $50,000;

          (m) other than in the ordinary course of business consistent with past practice or as required pursuant to this Agreement, modify, release, amend, terminate, supplement or otherwise change any of its material contracts;

          (n) take any action reasonably expected to render any representation and warranty of GS or the Shareholders contained herein false or incorrect in any material respect;

          (o) take or omit to take any action that can reasonably be expected to result in a Material Adverse Change in GS, RW or RW-UK; or

          (p) authorize or enter into an agreement to do any of the actions referred to in clauses (a) through (o) above.

          4.2.2 Acquisition Proposals.

          (a) Unless and until this Agreement shall have been terminated pursuant to Section 6.1 or Section 6.2, none of GS, RW, RW-UK, the Shareholders or other affiliates, shall, directly or indirectly, and it shall cause their respective agents or representatives (each, a "Representative") not to, (i) encourage, initiate or solicit, on or after the date hereof, any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of a material amount of its assets or similar business transaction involving GS, RW or RW-UK (each, an "Acquisition Transaction"); (ii) participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or offer any Acquisition Transaction; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any proposal or offer relating to an Acquisition Transaction, in each case, other than with respect to the Reorganization.

          (b) Each of GS, RW, RW-UK and the Shareholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing. Each of GS, RW, RW-UK and the Shareholders agree it will take the necessary steps to inform promptly its Representatives of the obligations undertaken in this
Section 4.2.2 and in the Confidentiality Agreement. Each of GS, RW, RW-UK and the Shareholders will promptly notify GSRW if any such inquiries, proposals or offers are received by, and such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, GS, RW or RW-UK relating to an Acquisition Transaction proposal, indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers.

          4.2.3 Investigations. Each of GS, RW, RW-UK and the Shareholders agree to give GSRW and each other and their representatives and agents reasonable access to all the officers, key employees, premises, books and records and agreements and files and to cause their respective officers to furnish each other with such financial and operating data and other information with respect to its business and properties as the other shall from time to time reasonably request. Any such investigations (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses, and (b) shall not diminish any of the representations and warranties hereunder.

          4.2.4 Notice and Cure. Each of GS, RW, RW-UK and the Shareholders will notify GSRW and the Shareholders in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to GS, RW, RW-UK or the Shareholders, that causes or will cause any covenant or agreement of GS, RW, RW-UK or the Shareholders under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of GS or the Shareholders contained in this Agreement. Each of GS, RW, RW-UK and the Shareholders also will notify GSRW in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to GS, RW, RW-UK or the Shareholders, of any representation, warranty, covenant or agreement made by GS, RW, RW-UK or the Shareholders. No notice given pursuant to this Section 4.2.4 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

          4.2.5 Consents. Each of GS and the Shareholders will use reasonable efforts to obtain the waivers and consents set forth on Schedules 3.1.6 and
3.2.6 required to be obtained in connection with the transactions contemplated thereby; provided the Shareholders shall be deemed hereby to have consented to, and approved, the Acquisitions and the transfers of the RW Stock and RW-UK Stock for all purposes, including, but not limited to, Section 15(1) of the Articles of Association of RW.

          4.2.6 Member Approval. GS shall use its reasonable best efforts to obtain the approval of the transactions contemplated hereby from the holders of at least a majority of the Members holding a majority of the shares of each of the Common Shares, GS Series A Stock and GS Series B Stock and any other approvals required of the Members.

          4.2.7 Securities Matters. (a) Each Shareholder represents and agrees that he or it:

          (i) is acquiring the GSRW Stock and RW Notes for his own account and not for the account or benefit of any other person;

          (ii) has knowledge and experience in financial and business matters such that he or it is capable of evaluating the merits and risks of an investment in the GSRW Stock and RW Notes;

          (iii) has been furnished with all such information as he or it has deemed necessary to make an informed investment decision with respect to the GSRW Stock and RW Notes;

          (iv) had the opportunity to obtain such independent legal and tax advice and financial planning services as he or it has deemed appropriate prior to making a decision to invest in the GSRW and RW Notes;

          (v) confirms that the GSRW Stock is being acquired solely for investment, and is not being purchased with a view to a distribution or resale thereof otherwise than in compliance with the Securities Act of 1933, as amended (the "Securities Act"), Regulation S thereunder and other applicable Irish or UK law;

          (vi) certifies that he or it is not a U.S. person (as such term is defined in Rule 902(k) of Regulation S) and is not acquiring the GSRW Stock and RW Notes on behalf of any U.S. person, is located outside of the United States (within the meaning of Regulation S) and will acquire such securities outside of the United States (within the meaning of Regulation
     S);

          (vii) understands that the GSRW Stock, GSRW Series A Stock, GSRW Series B Stock, and RW Notes have not been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from registration for non-public offerings. Such Shareholder understands that neither such security nor any interest therein may be, and agrees that neither such security nor any interest therein will be, resold or otherwise disposed of by such Shareholder unless such security is subsequently registered under the Securities Act and under appropriate state securities laws or unless an exemption from registration is applicable;

          (viii) will not offer, sell, pledge or otherwise transfer its RW Notes or GSRW Stock except (a) to a person whom GSRW reasonably believes (or he or it and anyone acting on his or its behalf reasonably believes) is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in accordance with Regulation S under the Securities Act, or (c) under an exemption from registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if applicable) or pursuant to an effective registration statement under the Securities Act, in any case in accordance with any applicable securities laws of any state of the United States and each Shareholder acknowledges that GSRW shall refuse to register any transfer made in violation of this section.

          (ix) will not conduct any hedging transactions involving these securities unless in compliance with the Securities Act;

          (x) acknowledges that the GSRW Stock, GSRW Series A Stock, GSRW Series B Stock and RW Notes are deemed to be restricted securities under Rule 144, and subject to the restrictions of Rule 144 of the Rules and Regulation of the Securities Act, and that these securities will continue to be deemed restricted securities subject to Rule 144 notwithstanding that they are resold in a resale transaction pursuant to Rule 901 or Rule 904 of Regulation S; and

          (xi) acknowledges and agrees that each certificate representing the GSRW Stock shall contain, and RW Notes shall contain, a legend substantially similar to, the following restrictive legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY ONLY BE SOLD, RESOLD, PLEDGED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED

OF IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULES 901 THROUGH 905 AND THE PRELIMINARY NOTES OF REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER OF THE SECURITIES REPRESENTED HEREBY REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER, BY ITS ACCEPTANCE OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREIN MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER PROVISIONS OF THE SHAREHOLDERS AGREEMENT, DATED AS OF [___________], 2003 (THE "SHAREHOLDERS AGREEMENT"), BY AND AMONG GSRWB, INC. (THE "COMPANY"), CERTAIN OF THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS OF THE COMPANY, CERTAIN OF THE SERIES B CONVERTIBLE PREFERRED STOCKHOLDERS OF THE COMPANY, CERTAIN OF THE SERIES C CONVERTIBLE PREFERRED STOCKHOLDERS OF THE COMPANY AND CERTAIN OF THE COMMON STOCKHOLDERS OF THE COMPANY AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED THEREIN."

     (b) GSRW agrees that it will refuse to register the transfer of securities not made in accordance with the provisions of Regulation S (Rules 901 through 905, and Preliminary Notes), pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

          4.2.8 BES Purchase. The Shareholders shall use their reasonable best efforts to procure and cause the sale to GSRW of the shares of RW Stock not currently owned by the Shareholders, the B Ordinary Shares (the "BES II Shares") issued pursuant to the Subscription Agreement, dated July __, 2002, among RW, BES Management Limited, The Roaring Water Bay Spirits Company Limited and the persons named therein as Covenantors, pursuant to the Share Purchase Agreement substantially in the form set forth in Exhibit N attached hereto ("BES Purchase Agreement"), for a total consideration of E107,000 and a promissory note in principal amount of E255,000 substantially in the form set forth in Exhibit N attached hereto (the "BES II Note") bearing interest at 5% per annum accrued until maturity and up to a maximum amount of interest at maturity of E51,000, the principal of which shall be due not earlier than February ______, 2007 and guaranteed by the Shareholders pursuant to the form of guarantee substantially in the form set forth in Exhibit N attached hereto (the "BES Guarantee") or on such other terms as shall be approved in writing by GSRW and obtain release of all claims against RW and its officers, directors and shareholders, including GSRW, in form and substance satisfactory to GSRW. The Shareholders hereby irrevocably consent to, and approve, the transfer of the BES II Shares for all purposes, including, but not limited to,
Section 15(1) of the Articles of Association of RW. Each of GSRW, RW and the Shareholders covenants and agrees to execute and deliver on or before the Closing the BES Purchase Agreement, the BES II Note and the BES Guarantee.

          4.2.9 Shareholder Notes. Each of the Shareholders covenants and agrees, on or prior to the Closing Date, to surrender to GSRW for cancellation all outstanding indebtedness of RW to such Shareholders, respectively, as well as all offers to loan and all instruments evidencing any loan obligations issued to such Shareholders by RW, or any of its Subsidiaries, totaling E444,389, in exchange for issuance of the Shareholder Notes substantially in the form of Exhibits F, G, H and I attached hereto (each a "Shareholder Note"), payable to such Shareholders and guaranteed by GSRW, substantially in the form of Exhibits J, K, L and M attached hereto (each a "GSRW Guarantee"). RW and GSRW covenant and agree to execute and deliver the Shareholder Notes and the GSRW Guarantee on the Closing against surrender of all evidence of indebtedness referenced in the prior sentence.

          4.2.10 Employment Agreements. (a) RW, DP and PR each covenants and agrees to execute and deliver employment agreements, and GSRW and each of DP and PR each covenants and agrees to execute and deliver Non-Competition Deeds with GSRW, substantially upon the terms and in the form set forth on Annex C.

          (b) GSRW covenants and agrees to execute and deliver employment agreements with each of Mark Andrews and T. Kelley Spillane substantially upon the terms set forth on Annex D.

          4.2.11 Employee Releases. RW and GS shall obtain letters, in form and substance reasonably satisfactory to GSRW, from all employees and others having rights to options to purchase shares of any of the RW Companies or GS Shares (the "Release Letter") releasing such rights.

          4.2.12 RW and RW-UK Stock. On Closing, completion of the sale and purchase of RW Stock and RW-UK Stock shall take place and at Closing each of the Shareholders shall:

               4.2.12.1 deliver to GSRW duly executed share transfers in favor of GSRW or its nominee(s) in respect of all of the issued and outstanding shares of RW Stock and the RW-UK Stock, together with the relevant certificates (or, in the case of any share certificates found to be missing, an indemnity, in a form satisfactory to GSRW);

               4.2.12.2 deliver to GSRW duly executed share transfers in respect of all shares in the Subsidiaries which are not registered in the name of RW or RW-UK together with the relevant share certificates;

               4.2.12.3 deliver to GSRW in relation to each of RW, RW-UK and their Subsidiaries, the statutory books, records and registers (complete and duly written up-to-date), the common seal, the certificate of incorporation, any certificates of incorporation on change of name;

               4.2.12.4 procure that all of the Directors (other than PR, DP and Mr. Andrews) resign from their directorships in each of the RW Companies and their Subsidiaries;

               4.2.12.5 deliver to GSRW copies of all bank mandates of the RW Companies and the Subsidiaries;

               4.2.12.6 deliver to GSRW appropriate forms to amend any mandates given by RW, RW-UK and the Subsidiaries to their bankers or other financial institutions to effect the delivery to GSRW of the share transfers referred to in Section 4.2.12.1 (as appropriate) that are approved (subject only to stamping);

               4.2.12.7 a duly executed power of attorney in favor of GSRW or its nominee(s) generally in respect of the RW Stock and RW-UK Stock and in particular to enable GSRW or its nominee(s) to attend and vote at general meetings of the RW Companies, substantially in the form of the power of attorney set forth in Exhibit O attached hereto;

               4.2.12.8 deliver to GSRW such waivers or consents as GSRW may required to vest GSRW with full beneficial ownership of the RW Stock and the RW-UK Stock and to enable GSRW and/or its nominees to be registered as the holders of the shares; and

               4.2.12.9 deliver to GSRW a Tax Clearance Certificate pursuant to
Section 980 TCA, or letter from auditors confirming none is required.

          4.2.13 Interim Board of Directors. Until the Closing, the Board of Directors of GSRW shall consist of PR, DP and Messrs. Mark Andrews, T. Kelley Spillane and John E. Schmeltzer, III. The Board of Directors of GSRW shall meet regularly prior to the Closing and shall be kept fully informed with respect to the Financing. The Board of Directors of GSRW shall have the authority to approve the terms and conditions of the Financing. Mr. Colm Leen shall receive all information provided to the Board of Directors of GSRW and shall be entitled to notice of, and to attend, all of the meetings thereof as an observer.

          4.2.14 Shareholders Agreement. The Shareholders and GSRW shall execute and deliver the Shareholders Agreement substantially in the form attached hereto as Exhibit E (the "Shareholders Agreement") and GS shall use its reasonable best efforts to obtain execution of the Shareholders Agreement by the holders of a majority of the shares of GS.

          4.2.15 Escrow Agreement. Each of RW, RW-UK and Merger Company shall execute and deliver the Escrow Agreement.

          4.2.16 License Agreement. The Shareholders shall cause The Roaring Water Bay (Research and Development) Company Limited to enter into a new exclusive license agreement with respect to the Patent for the "Trinity" with GSRW, providing for a limitation on annual license fees of not more than E30,000 and the right to acquire patents held by it for not more than E90,000, in form and substance satisfactory to GSRW, in lieu of the existing license agreement.

          4.2.17 Exchange of Indebtedness. Each of the Shareholders covenants and agrees, prior to or on the Closing Date, to exchange the indebtedness due them from RW-UK in the aggregate amount of E507,895 for issuance of one additional Ordinary Share, nominal value EUR1.269738, of RW-UK to each Shareholder, in a manner and form satisfactory to GSRW; provided there shall be no adjustment of the purchase price to be paid by GSRW pursuant to Sections 1.1(b) and 1.3.3 for all outstanding shares of RW-UK and provided further that such exchange or contribution shall have no adverse effect upon RW-UK or GSRW or result in any tax liability to either, other than payment of capital duty at the rate of one percent.

     4.3 Covenants of GSRW. GSRW covenants and agrees as follows:

          4.3.1 Stock Options. GSRW agrees to promptly adopt an incentive stock option plan substantially in the form attached as Exhibit D and in connection with the Reorganization seek shareholder approval thereof as required in Section 422 of the Code (as so approved, the "Plan"). The Shareholders hereby approve and consent to the Plan and agree to vote for approval, if requested. Following the Closing, subject to the limitations of Rule 701 promulgated under the Securities Act of 1933, as amended, GSRW agrees to make available options (i) to purchase up to 450,000 shares of GSRW Stock under the Plan to employees of GSRW and its subsidiaries, designated by PR for up to 200,000 shares and designated by Mr. Mark Andrews for up to 250,000 shares.

          4.3.2 Notice and Cure. GSRW will notify GS, RW, RW-UK and the Shareholders in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to GSRW, that causes or will cause any covenant or agreement of GSRW under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of GSRW contained in this Agreement. GSRW also will notify GS, RW and RW-UK in writing of, and will use all commercially reasonable efforts to cure, prior to the Closing, any violation or breach, as soon as practical after it becomes known to GSRW, of any representation, warranty, covenant or agreement made by GSRW. No notice given pursuant to this Section 4.3.2 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

          4.3.3 Payment. Subject to the satisfaction of the Shareholders' obligations and the accuracy of their representations and warranties hereunder or waiver thereof by GSRW, GSRW will tender the cash, RW Notes and GSRW Stock payable to the Shareholders pursuant to Sections 1.3.2 and 1.3.3 against delivery of the RW Stock and RW-UK Stock.

     4.4 Covenants of Merger Company. The Merger Company covenants and agrees that, except as is contemplated by this Agreement, prior to the Effective Time, the Merger Company will not engage in any business activities or liquidate, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it;

increase its authorized capital stock; or issue options, rights or warrants to purchase any of its capital stock.

                                    ARTICLE V
                                   CONDITIONS

     5.1 Conditions to the Obligations of All Parties. The obligations of GSRW, GS and the Shareholders and the Merger Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any one of which may be waived; provided that any such waiver, if so granted, must be given by GSRW and each of the Shareholders:

          5.1.1 Regulatory Approvals. The parties hereto shall have made all filings and received all approvals of any Governmental Entity of competent jurisdiction necessary in order to consummate the Acquisitions and the Merger, and each of such approvals shall be in full force and effect at the Closing and not subject to any condition which requires the taking or refraining from taking of any action that would have a Material Adverse Effect on GSRW, GS, RW or RW-UK.

          5.1.2 Litigation. There shall not be in effect any order, decree or injunction of a federal or state court of competent jurisdiction restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement (each party hereto agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such non-final, appealable order, decree or injunction set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger.

          5.1.3 Funding. GSRW shall have received financing for the Reorganization (the "Financing") in a private placement of its securities, of not less than $7,500,000 before costs and expenses. The preliminary proposed terms of the Financing are a private placement of GSRW Series C Stock. The Financing is currently planned to be for a minimum of $7,500,000 and a maximum of $12,500,000 (prior to costs and expenses). Due to changes in market conditions and the particular preferences of potential investors, with the approval of the Board of Directors of GSRW, the pricing and terms of the Financing may change from the terms proposed, including, without limitation, an increase in the maximum amount of the Financing.

          5.1.4 Stock Option Plan. GSRW shall have adopted and established the Plan.

          5.1.5 Shareholders Agreement. The Shareholders and GSRW shall have executed the Shareholders Agreement and GS shall have used its reasonable best efforts to obtain execution of the Shareholders Agreement by the holders of a majority of shares of GS.

          5.1.6 Escrow Agreement. Each of RW, RW-UK, GSRW, Merger Company, Escrow Agent and the Shareholder Representatives shall have executed and delivered the Escrow Agreement.

     5.2 Conditions to the Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived by the Shareholders:

          5.2.1 Representations, Warranties and Covenants. No breach of representations or warranties of GSRW, GS or the Merger Company shall have occurred after the date of this Agreement but prior to the Closing Date which would have a Material Adverse Effect on, or cause a Material Adverse Change in respect of, GSRW, GS or the Merger Company, and each of GS and the Merger Company shall have performed in all material respects all of their respective covenants and obligations hereunder to be performed as of the Closing. Each of GS and the Shareholders shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of GSRW, GS and the Merger Company by an executive officer of GSRW, GS and the Merger Company.

          5.2.2 Consents. GS and GSRW shall have received all consents, waivers or approvals set forth in Section 4.2.5 and 4.2.6 to be obtained by them in connection with the transactions contemplated hereby.

          5.2.3 No Material Adverse Change. Since March 31, 2003, there shall have been no Material Adverse Change in GS or the discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a Material Adverse Change in GS or GSRW.

          5.2.4 Member Agreement. GS shall have obtained the approval by the Members as required under Section 3.1.22.

          5.2.5 GSRW Stock. GSRW shall have tendered the cash, RW Notes and GSRW Stock payable to the Shareholders pursuant to Sections 1.3.2 and 1.3.3, together with the GSRW Guarantee.

          5.2.6 Employment Agreement. Mark Andrews and T. Kelley Spillane shall each have entered into employment and non-compete agreements with Merger Company substantially upon the terms of employment agreement set forth in Annex D.

          5.2.7 Special Option. GSRW shall have granted to Mrs. Suzy O'Connor an option to purchase up to 10,000 shares of GSRW Stock at a purchase price per share of $6.00, which option shall be exercisable, in whole or in part, up to ten (10) years after the Closing.

     5.3 Conditions to the Obligations of GS. The obligations of GS to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived by GS.

          5.3.1 Representations, Warranties and Covenants. No breach of representations or warranties of the Shareholders shall have occurred after the date of this Agreement but prior to the Closing Date which would have a Material Adverse Effect on, or cause a Material Adverse Change in respect of, the RW Companies or the Shareholders, and each of the RW Companies and the Shareholders shall have performed in all material respects all of their respective covenants and obligations hereunder to be performed as of the Closing. GS shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of RW and RW-UK by an executive officer thereof and by the Shareholders.

          5.3.2 Consents. The Shareholders, RW and RW-UK shall have received all consents, waivers or approvals set forth in Section 4.2.5 to be obtained by them in connection with the transactions contemplated below.

          5.3.3 No Material Adverse Change. Since March 31, 2003, there shall have been no Material Adverse Change in RW or RW-UK or the discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a Material Adverse Change in RW or RW-UK.

          5.3.4 RW Stock and RW-UK Stock. The Shareholders shall have delivered to GSRW all of the RW Stock and RW-UK Stock, together with all endorsements, share transfer documents and powers of attorney, as shall be reasonably requested by GSRW, and otherwise complied with Section 4.2.12.

          5.3.5 Shareholder Notes. Pursuant to Section 4.2.9, each of the Shareholders shall have surrendered to GSRW for cancellation all of the outstanding notes previously issued to such Shareholders by RW, respectively, as well as all instruments evidencing any loan obligations issued to such Shareholders by RW, or any of its Subsidiaries, totaling E444,389, in exchange for issuance of the Shareholder Notes and the GSRW Guarantees.

          5.3.6 BES Shares. FBD International Financial Services Limited (the "Trustee"), as trustee of the Business Expansion Scheme Offering, dated [DATE] (the "BES Offering") and on behalf of BES Management Limited, the manager of the BES Offering, shall have entered into the BES Purchase Agreement and surrendered to RW for cancellation all of the BES II Shares, in exchange for payment of E107,000 and issuance of the BES II Note and the BES Guarantee.

          5.3.7 Employment Agreements. DP and PR shall each have entered into employment and non-compete agreements with RW substantially upon the terms of employment agreement set forth in Annex C. In addition, DP and PR shall each have entered into a separate Non-Competition Deed with GSRW substantially in the form set forth in Annex C attached hereto.

          5.3.8 Extensions. (a) The Supply Agreement, dated January 19, 1998, by and between Carbery and The Roaring Water Bay Spirits Company Limited shall have been extended not less than three (3) years from the Closing Date on terms at least as favorable as the agreement set forth above. Such amendment and/or extension shall be in a form reasonably satisfactory to GSRW.

          (b) The Roaring Water Bay (Research and Development) Company Limited shall have entered into a new license agreement with GSRW providing for a limitation on annual license fees of not more than E30,000 and the right to acquire patents held by it for not more than E90,000, in form and substance satisfactory to GSRW.

          5.3.9 Life Insurance. GSRW shall have obtained key man insurance policies on the lives of each of PR and DP in form and substance satisfactory to GSRW.

          5.3.10 Grants. RW and RW-UK shall have obtained consent to the Acquisitions by Enterprise Ireland and the agreement by Enterprise Ireland that the grants made by Enterprise Ireland to The Roaring Water Bay Spirits Company Limited shall not be called or returnable by virtue of the Acquisitions.

          5.3.11 Company Insurance. The insurance policies of the RW Companies listed on Schedule 3.2.25 of the RW & RW-UK Disclosure Schedule shall have been renewed on substantially the same terms.

          5.3.12 Release Letters. GSRW shall have received all of the duly executed Release Letters.

          5.3.13 Contribution of Indebtedness. The Shareholders shall have exchanged the indebtedness due them from RW-UK in the aggregate amount of E507,895 for issuance of one additional Ordinary Share, nominal value EUR1.269738, of RW-UK to each Shareholder, in a manner and form satisfactory to GSRW.

                                   ARTICLE VI
                                   TERMINATION

     6.1 Termination by Mutual Consent. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time by the mutual consent of GSRW and the Shareholders.

     6.2 Termination by Either GSRW or the Shareholders. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time:

          (a) by GSRW or the Shareholders if Acquisitions and the Merger shall not have become effective on or prior to October 31, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 6.2(a) shall not be available to any party whose intentional breach of any covenant of this Agreement has been the cause of, or resulted in, the failure of the Reorganization to occur on or before such date;

          (b) by GSRW or the Shareholders if any court of competent jurisdiction in the United States, Ireland or any state or any foreign jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and non-appealable;

          (c) by GSRW, if there has been a material breach by RW, RW-UK or the Shareholders of any representation or warranty which would have a Material Adverse Effect on, or constitute a Material Adverse Change with respect to, the RW Companies, or any covenant or agreement contained in this Agreement, that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by GSRW to GS, RW, and RW-UK; provided if the parties proceed to consummate the

Reorganization, nothing in this Section shall prevent recourse to the RW Escrow Account for indemnity; or

          (d) by the Shareholders, if there has been a material breach by GS of any representation or warranty which would have a Material Adverse Effect on, or constitute a Material Adverse Change with respect to, GS, or any covenant or agreement contained in this Agreement, that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by GSRW; provided if the parties proceed to consummate the Reorganization, nothing in this Section shall prevent recourse to the GS Escrow Account for indemnity.

     6.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Acquisitions and Merger pursuant to this
Article VI, (i) this Agreement immediately will become void and of no effect, except that Section 4.1.4 will survive the event of termination; and (ii) no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein shall relieve any party for any willful breach of this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 Survival of Representations and Warranties. All representations and warranties of GS and the Shareholders contained in this Agreement shall survive until March 31, 2005, all other representations and warranties shall terminate at the Closing.

     7.2 Indemnification. (a) From and after the date hereof subject to the other provisions of this Agreement, GSRW and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns or any of the foregoing, and either the Members or Shareholders, as the case may be, on the one hand (the "Indemnified Persons"), shall be entitled to be indemnified and held harmless against and in respect of any payments, demands, claims, suits, judgments, liabilities, losses, costs, damages or expenses (including, but not limited to, expenses of investigations and attorneys' or consultants'
fees) ("Damages") incurred or sustained by any of them as a result of any breach by GS or the Shareholders, as the case may be, of (i) their respective representations and warranties contained herein, and (ii) any covenant and agreement to be performed by the other party contained herein. Such indemnification, subject to Section 7.4, shall be effected by surrender of shares of GSRW Stock, GSRW Series A Stock and GSRW Series B Stock under the Escrow Agreement. To avoid confusion, a breach of a representation or warranty with respect to Taxes shall be deemed Damages for purposes of this Article VII.

          (b) None of the Indemnified Persons shall be entitled to make any claim for indemnification under this Article VII on account of any breach of any representation or warranty after the date on which the same ceases to survive pursuant to Section 7.1 hereof; provided, however, that if prior to such date any if the Indemnified Persons shall have delivered to the indemnifying party (or, if the Members or the Shareholders are the indemnifying party, the Shareholder Representatives) a written notice of a claim for indemnity specifying in reasonable detail the facts and circumstances which form the basis for such claim, then such claim, if diligently pursued, shall continue as a basis for indemnity until it is finally resolved.

     7.3 Shareholder Representative; Indemnification Procedures. (a) Each Member and Shareholder shall, by virtue of the occurrence of the Merger or execution of this Agreement, be deemed to constitute and appoint, effective from and after the date of the Reorganization, Mr. Mark Andrews, in the case of the Members, or Mr. Colm Leen, in the case of the Shareholders, to be their respective representative and attorney-in-fact with power to act for and bind all of the Members and Shareholders for all purposes under this Article VII of this Agreement and the Escrow Agreement (the "Shareholder Representatives") (such appointment to survive the death or incompetence of each such Shareholder), including, without limitation, payment and satisfaction of indemnification obligations hereunder and under the Escrow Agreement, provided the Shareholder Representatives shall have no personal liability hereunder and shall be indemnified by the shareholders of GS for all acts other than for gross negligence or willful misconduct. All fees and expenses incurred by the Shareholder Representatives under Article VII hereof shall be deemed Damages for which the Members and Shareholders are obligated to provide indemnification hereunder and shall be paid from the Escrowed Shares and the Escrowed Cash. If at any time during the period in which any representations or warranties of GS, RW, RW-UK and the Shareholders, survive pursuant to Section 7.1, or during the period in which any claim for indemnification hereunder is still pending, if any person has ceased for any reason to be a Shareholder Representative, the Members and Shareholders by instruments executed by the Members and Shareholders who received a majority of the consideration in the Reorganization shall promptly (but in any event within five business days) act to appoint a successor Shareholder Representatives (and shall deliver to GSRW a written copy of such action). During any such vacancy in the office of a Shareholder Representative, GSRW and the GSRW's Indemnified Persons may for all purposes under this Agreement treat the Member or Shareholder with the largest ownership percentage (or such Member's and Shareholder's successors, permitted assigns or legal representatives, as the case may be) as a Shareholder Representative.

          (b) Any of the Indemnified Persons suffering any Damages for which indemnification is available under this Article VII shall give prompt written notice through GSRW to the indemnifying party (or, if the Member or Shareholders are the indemnifying party, the Shareholder Representatives) of such Damages, but any delay or failure so to notify the indemnifying party (or, if the Shareholders are the indemnifying party, the Shareholder Representatives) shall not prejudice any of the Indemnified Persons' rights hereunder of such delay or failure; provided such failure shall not have prejudiced or limited the rights of the indemnifying party.

          (c) If a third party asserts a claim against any of the Indemnified Persons for Damages (a "Third Party Claim") for which indemnification is available under this Article VII, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Persons and the payment of all expenses. The Indemnified Person shall have the right to employ separate counsel in such Third Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless there are actual or potential conflicts of interest between the Indemnified Person and the indemnifying party or if there are defenses available to the Indemnified Person which are not available to the indemnifying party, in which case the reasonable fees and expenses of such counsel shall be paid by the indemnifying party; provided, however, that the indemnifying party shall be responsible for the fees and expenses of only one such counsel in respect of a Third Party Claim for all Indemnified Persons. In the event that the indemnifying party fails to assume the defense of a Third Party Claim within a reasonable time under the circumstances after notice of such Third Party Claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the indemnifying party, subject to the right of the Shareholder Representatives to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 7.3(c) to the contrary notwithstanding, the indemnifying party shall not, without the Indemnified Person's prior written consent, such consent not to be unreasonably withheld, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim except that the indemnifying party may, without the Indemnified Person's prior written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely that monetary damages be paid by the indemnifying party and which includes as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Persons from all liability in respect of such Third Party Claim. In the event that the indemnifying party shall have assumed the defense of any Third Party Claim, the Indemnified Person shall not, without the indemnifying party's prior written consent, such consent not to be unreasonably withheld, settle or compromise any such Third Party Claim. For the avoidance of doubt, the above provisions of this
Section 7.3(c) shall not apply to Third Party Claims involving Taxes, which claims shall be governed by the provisions of Section 7.4.

          (d) With respect to any claim for Damages for which indemnification is available under this Article VII other than a Third Party Claim, the claims procedures set forth in the Escrow Agreement will apply. If the indemnifying party's Representative notifies the Escrow Agent pursuant to the Escrow Agreement that the indemnifying party's Representative rejects such claim in whole or in part, the Indemnified Person shall be free to pursue such remedies as may be available to it under this Agreement or under applicable law.

          (e) The Indemnified Persons shall, upon receipt of a written request therefor from the indemnifying party, provide the indemnifying party with reasonable access to books and records within the control of the Indemnified Persons as the indemnifying party shall reasonably request (i) in order to defend a Third Party Claim as to which indemnification is being sought and as to which the indemnifying party has assumed the defense, or (ii) with respect to any claim by an Indemnified Person as to which indemnification is sought.

          (f) In connection with any Third Party Claim or otherwise, the parties agree to work together reasonably and in good faith to preserve in full the confidentiality of all confidential business records and any attorney-client privilege or attorney work-product immunity that may apply to any documents, information or other materials. In connection therewith, each party hereto agrees that (i) it will use all reasonable efforts, in any action, suit or proceeding which it has assumed or in the defense of which it has participated, to avoid production of confidential business records, and (ii) all communications between any party hereto and counsel responsible for, or participating in, the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client privilege or work-product immunity.

     7.4 Limitations on Indemnity.

          (a) The Members or the Shareholders shall be liable in indemnity under Sections 7.2 and 7.3 of this Agreement to the extent that the aggregate amount of all Damages for which the Members or the Shareholders would have been liable thereunder exceeds an amount equal to $250,000 (the "Damages Threshold"), except that if cumulative Damages a party is responsible for shall exceed the Damages Threshold the party shall be liable for all Damages, subject to Section 7.4(b).

          (b) Notwithstanding any other provision of this Agreement, none of the Shareholders or the Members shall, in the aggregate, be liable in indemnity under Section 7.2 of this Agreement for aggregate Damages in excess of $1,300,000.

          (c) Any obligation of the Members or the Shareholders in indemnity pursuant to Section 7.2 hereof shall be reduced by the amount of any insurance proceeds actually received by the Indemnified Persons in connection with the Damages for which indemnification is sought.

          (d) After the Closing, the indemnification provided herein shall be the sole contractual remedy of the parties for breaches of representations, warranties and covenants contained herein.

          (e) If Damages are incurred in Euros, for purposes of the application of the Market Value under the Escrow Agreement, Euros will be translated to U.S. Dollars at the exchange rate of E1:US$1.15.

          (f) Notwithstanding anything contained herein to the contrary, none of GS or the Shareholders shall have any liability (or such liability shall be reduced) in respect of any claim for indemnification under Section 7.2:

          (i) if and to the extent that allowance, provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the financial statements delivered pursuant to Section 3.1.5 or 3.2.5 of the party against whom indemnification is sought or such liability or matter was specifically referred to in the notes to such Financial Statements;

          (ii) if and to the extent that any liability of the RW Companies or GS included in the financial statements thereof has been discharged or satisfied below the amount attributed to it or included in respect of it in such financial statements;

          (iii) if and to the extent that such claim for indemnification has arisen in respect of any act or omission stipulated to be carried out or omitted pursuant to or which is contemplated by the terms of this Agreement;

          (iv) if and to the extent that any contingency provided against in the financial statements delivered pursuant to Sections 3.1.5 or 3.2.5 of the party against whom indemnification is sought has been over-provided for (but only to the extent of such over-provision);

          (v) to the extent that a tax liability arises or is increased as a consequence only of any change in law or published practice or the withdrawal of any published concession by a Revenue Authority or a change in generally accepted accounting practice or principles entering into force after the Closing Date with retrospective effect;

          (vi) to the extent that a tax liability arises or is increased as a consequence only of any increase in any rate of taxation entering into force after the Closing Date with retrospective effect;

          (vii) to the extent that a tax liability would not have arisen but for a cessation of, or any major change in the nature or conduct of, any trade carried on by the Group, a member of the Group or GS, being a cessation or change occurring on or after the Closing Date; and

          (viii) if and to the extent the liability is specifically set forth in the Schedules and Annexes to the GS Disclosure Schedule or the RW & RW-UK Disclosure Schedule, as appropriate.

          (g) Nothing in this Agreement shall derogate from GS's or the Shareholders' obligation to mitigate any loss which it suffers in consequence of a breach of the representation set forth in Article III.

     7.5 Satisfaction of Obligations; Release from Escrow. GSRW's sole remedy for Damages on behalf of the Shareholders or the Members, as applicable, shall be either (i) a claim against the Escrowed Shares held pursuant to the terms and conditions of the Escrow Agreement or, (ii) at the Members' or Shareholders' election in the case of the Escrowed Shares, cash substituted for Escrowed Shares in accordance with the terms of the Escrow Agreement. For purposes of determining the number of Escrowed Shares which shall be necessary to satisfy an Indemnifiable Claim against the Members or Shareholders, each Escrowed Share (as defined in the Escrow Agreement) shall be deemed to have a value equal to Market Value as set forth in Section 1.5.3 (subject to equitable adjustment for stock splits, reclassifications, combinations, reorganizations or other similar changes).

                                  ARTICLE VIII
                            MISCELLANEOUS AND GENERAL

     8.1 Payment of Expenses. Subject to Section 6.3, if the Acquisitions and the Merger are not consummated, each party shall pay its own out-of-pocket legal, accounting, investment banking and other expenses incidental to this Agreement and the transactions contemplated by this Agreement. In the event that the Acquisitions and the Merger are consummated, GSRW shall promptly reimburse GS and the Shareholders for all of the reasonable out-of-pocket legal, accounting, investment banking and other expenses incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Agreement is meant to limit the right of a non-breaching party to obtain reimbursement of expenses and other damages, including attorneys' fees, incurred as a result of a breach of this Agreement by the other party.

     8.2 Entire Agreement. This Agreement, including the Disclosure Schedules, the Annexes hereto and thereto and the Exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     8.3 Assignment. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of each of GSRW, GS and the Shareholders.

     8.4 Binding Effect; No Third Party Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns, subject to the restrictions on assignment contained in Section 8.3. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to a person, other than the parties hereto, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     8.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by GSRW at any time prior to or at the Closing, by written agreement executed and delivered by the Shareholders.

     8.6 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any waiver by a party hereto must be in writing.

     8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which counterparts when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

     8.8 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     8.9 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by internationally recognized courier service with proof of delivery or facsimile (in each case with evidence of confirmed transmission) as follows:

If to RW, RW-UK or the Shareholders, to it at:

               Messrs. Patrick Rigney
               or
               David Phelan
               or
               Carbery Milk Products Limited
               or
               Tanis Investments Limited
               or
               The Roaring Water Bay Spirits Group Limited or
               The Roaring Water Bay Spirits Marketing and Sales Company Herbert House
               4 Herbert Place
               Dublin 2, Ireland

with copies (which shall not constitute notice) to:

               George Brady
               Partner
               Matheson Ormsby Prentice, Solicitors
               30 Herbert Street
               Dublin 2
               Ireland
               Telephone: 011 +353 1 619 9000
               Direct: +353 1 644 2027
               Facsimile: +353 1 619 9010

If to the Shareholder Representatives at:

               Mr. Mark Andrews
               85-47 Eliot Avenue, Suite G
               Rego Park, New York 11374

               or
               Mr. Colm Leen
               77 Frankfield,
               Grange,
               Douglas,
               Co. Cork

with a copy (which shall not constitute notice) to:

               Patterson, Belknap, Webb & Tyler LLP
               1133 Avenue of the Americas

               New York, NY 10036
               Telephone: (212) 336-2000
               Facsimile: (212) 336-2222
               Attention: John E. Schmeltzer, III, Esq.

                                       and

               George Brady
               Partner
               Matheson Ormsby Prentice, Solicitors
               30 Herbert Street
               Dublin 2
               Ireland
               Telephone: 011 +353 1 619 9000
               Direct: +353 1 644 2027
               Facsimile: +353 1 619 9010

If to GS, GSRW or the Merger Company, to it at:

               Great Spirits Company LLC
               or GSRWB
               or Great Spirits Corp.
               85-47 Eliot Avenue, Suite G
               Rego Park, New York 11374

with copies (which shall not constitute notice) to:

               Patterson, Belknap, Webb & Tyler LLP
               1133 Avenue of the Americas
               New York, NY 10036
               Telephone: (212) 336-2000
               Facsimile: (212) 336-2222
               Attention: John E. Schmeltzer, III, Esq.

or to such other person or address as any party hereto shall specify by notice in writing. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the fifth business day after the mailing thereof.

     8.10 Submission to Jurisdiction. Except as set forth in the following paragraph of this Section 8.10, GSRW, GS, RW, RW-UK, the Shareholders and the Merger Company agree that the federal or state courts in the City of New York, Borough of Manhattan, shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them, or between RW and RW-UK and any of their Shareholders or between GS and any of its Members, that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the jurisdiction of such courts. Each of RW, RW-UK and the Shareholders hereby irrevocably designates, appoints and empowers National Registered Agents, Inc. (the "Agent") now at 440 Ninth Avenue, 5th Floor, New York, NY 10001 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against RW, RW-UK or the Shareholders in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 8.10. If for any reason the Agent shall cease to be available to act as such, each of RW and RW-UK agrees to designate a new agent in New York. Each of RW and RW-UK further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against each of RW and RW-UK, by service by mail of a copy thereof (except where more expeditious service is necessary) upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to each of RW and RW-UK by registered or certified air mail, postage prepaid, to its address provided in Section 8.9. RW and RW-UK agree that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

     Each of RW, RW-UK and the Shareholders agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in the preceding paragraph.

     Each of RW, RW-UK and the Shareholders irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in the preceding paragraph of this Section 8.10, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The provisions of this Section 8.10 shall survive any termination of this Agreement, in whole or in part.

     8.11 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of choice of law or conflicts of law rules, provisions, or principles, except that the provisions of this Agreement relating to the Merger shall be governed by the merger provisions of the DGCL, relating to the transfer of title to the RW Stock and the RW-UK Stock shall be governed by the provisions of the laws of Ireland.

     8.12 Separability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     8.13 Guarantees. GS, RW and RW-UK shall use their reasonable best efforts (including provision of security from RW's, RW-UK's and GS's and their respective Subsidiary's assets) to relieve PR, DP and Mr. Mark Andrews from, or cause the cancellation of, their respective guarantees of the respective borrowings by the RW Companies and GS from financial institutions; provided this covenant does not oblige RW, RW-UK or GS to repay or reduce such borrowings or finance or refinance at materially less favorable terms. In the event such guarantees shall not have been released by December 31, 2003, each of GSRW, GS, RW and RW-UK shall use its best reasonable efforts to seek proposals from, and, if appropriate, meet with alternate financial institutions willing to offer RW, RW-UK and GS financial facilities on substantially similar terms, but without personal guarantees. The foregoing covenant shall not be deemed a covenant for purposes of satisfying the conditions to the Closing.

     8.14 Federal Alcohol Administration Act. The Shareholders acknowledge and agree that upon acquisition of the GSRW Stock and RW Notes, they will be subject to the Federal Alcohol Administration Act, 27 USC Section 201 et seq. and related statutes (the "FAA Act"), which will require, among other things, that the Merger Company, as successor, to GS amend its license filing with the United States Treasury to disclose certain data regarding the holders of the GSRW Stock and RW Notes. In addition, the FAA and other state and federal laws may preclude the owners of GSRW Stock and RW Notes from owning certain interests in retailers of alcoholic beverages and impose other limitations and requirements. In the event a Shareholder or a Member shall acquire a prohibited interest or otherwise be in violation of an applicable law, rule or regulation, the GSRW Stock and RW Notes must be resold to GSRW at the lower of the original cost thereof or the net book value per share, based on generally accepted accounting principles in effect in the United States of America on the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                        GSRWB, Inc.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title. President


                                        The Roaring Water Bay Spirits Group
                                        Limited


                                        By: /s/ Patrick I. Rigney
                                            ------------------------------------
                                        Name: Patrick I. Rigney
                                        Title: Joint Managing Director


                                        By: /s/ David Phelan
                                            ------------------------------------
                                        Name: David Phelan
                                        Title: Joint Managing Director


                                        The Roaring Water Bay Spirits Marketing
                                        and Sales Company Limited


                                        By: /s/ Patrick I. Rigney
                                            ------------------------------------
                                        Name: Patrick I. Rigney
                                        Title: Joint Managing Director


                                        Great Spirits Company, LLC


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: President


                                        Great Spirits Corp.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: President

                                        Carbery Milk Products Limited


/s/ Patrick I. Rigney                   By: /s/ Colm Leen
-------------------------------------       ------------------------------------
Patrick Rigney                          Name: Colm Leen
                                        Title: Director


                                        Tanis Investments Limited


/s/  David Phelan                       By: /s/ Patsy McKevitt
-------------------------------------       ------------------------------------
David Phelan                            Name: Patsy McKevitt
                                        Title: Director

                                    Exhibit A

           Form of 5% Convertible Subordinated Promissory Notes of RW


                                      A-1

                                    Exhibit B

                            Form of Escrow Agreement

                                   Exhibit C-1

               Certificate of Incorporation of the Merger Company


                                      C-1-1

                                   Exhibit C-2

                          Bylaws of the Merger Company


                                      C-2-1

                                   Exhibit C-3

                     List of Directors of the Merger Company

                                  Mark Andrews
                               T. Kelley Spillane
                             John E. Schmeltzer, III


                                      C-3-1

                                    Exhibit D

                     Form of GSRW 2003 Stock Incentive Plan

                                    Exhibit E

                         Form of Shareholders Agreement

                                    Exhibit F

                   Form of Shareholder Note for Patrick Rigney

                                    Exhibit G

                    Form of Shareholder Note for David Phelan

                                    Exhibit H

           Form of Shareholder Note for Carbery Milk Products Limited

                                    Exhibit I

             Form of Shareholder Note for Tanis Investments Limited

                                    Exhibit J

            Form of Guarantee of Shareholder Note for Patrick Rigney

                                    Exhibit K

             Form of Guarantee of Shareholder Note for David Phelan

                                    Exhibit L

     Form of Guarantee of Shareholder Note for Carbery Milk Products Limited

                                    Exhibit M

       Form of Guarantee of Shareholder Note for Tanis Investments Limited

                                    Exhibit N

           Form of Share Purchase Agreement, BES II Note and Guarantee

                                    Exhibit O

                      Form of Shareholder Power of Attorney

                                POWER OF ATTORNEY

[Name] (the "Member") of [Address] being the registered holder of [Description of shares sold by shareholder] (the "Sale Shares") in [Name of company] (the "Company"), having by an agreement (the "Agreement") dated [__] between [List Parties] sold the Sale Shares to [PURCHASER] (the "Attorney"), together with all rights now and hereafter attaching hereto, hereby as the Deed of the Member:-

1. irrevocably appoints the Attorney as the Member's Attorney to exercise in the absolute discretion of the Attorney all rights attaching to the Sale Shares or exercisable by the Member in its capacity as a member of the Company, as if the Attorney were the legal and beneficial owner of the Sale Shares and without prejudice to the generality of the foregoing the powers exercisable by the Attorney shall include the power to exercise rights of attending at, voting at, consenting to short notice of; or requisitioning or joining in the requisition of any general, class or other meeting and the power to execute, deliver and do all deeds, instruments and acts in the Member's name and on his behalf in pursuant of the foregoing, and shall include the power to sub-delegate this power;

2. undertakes and agrees not, save upon the written request of the Attorney, to exercise any rights attaching to the Sale Shares or exercisable by the Member in its capacity as a member of the Company or to appoint any other person to exercise such rights;

3. undertakes and agrees, save as may be provided to the contrary in the Agreement, that any monies, securities or other benefits, or notices, documents or other communications which may be received after the date hereof by the Member (including any officer, employee, banker or other agent thereof) from the Company or any third party in respect of the Sale Shares or in the Member's capacity as a member of the Company shall be received by the Member (including as aforesaid) and held in trust for the Attorney and, without prejudice to the generality of the obligations imposed by the foregoing, promptly to procure the forwarding to the Attorney for the attention of the Secretary all such benefits or communications and to account to the Attorney for all benefits arising therefrom;

4. agrees and undertakes upon written request by the Attorney to ratify all deeds, instruments and acts exercised by the Attorney in pursuance of this power;

5. agrees that in acting hereunder the Attorney may act by its secretary or any director or person acting pursuant to authority conferred by its board of directors or any director; and

6. declares that such power, undertaking and agreement shall cease and determine upon the Member ceasing to be a member of the Company by registration in the register of member of the Company of the Attorney or its nominee as owner of the Sale Shares, but without prejudice to any power exercised prior to such date and shall not, save as may be required by law, terminate on the commencement of any winding up of the Member or appointment of any administrator or receiver and shall, save as aforesaid, in connection with the Sale Shares be accordingly binding upon any liquidator, administrator or receiver.

This Power of Attorney may be signed in any number of counterparts, all of which taken together and when executed and delivered shall constitute one and the same instrument. Any party may enter into this Power of Attorney by signing any such counterpart.

This Deed shall be governed by and construed in accordance with the laws of Ireland.

Dated __ 2003

[EXECUTION BY INDIVIDUAL]
[SIGNED, SEALED AND DELIVERED   )
By [__]                         )
In the presence of:-            )

Name:
Address:
Occupation:]

OR

[EXECUTION BY IRISH CORPORATION]
[PRESENT when the common seal of   )
[__] LIMITED                       )
as affixed hereto:-                )


                                        ----------------------------------------
                                        Director


                                        ----------------------------------------
                                        Director/Secretary]

                                    Exhibit P

          Shareholders' Holdings in RW and Consideration to be Received

                                 PATRICK RIGNEY:

Shares of RW: 28 Ordinary Shares   Consideration to be received:
                                   E1,395,000 cash
                                   E418,995 principal amount of RW Notes
                                   275,520 shares of GSRW Stock
                                   Escrowed Shares - 62,320 GSRW Shares

                                  DAVID PHELAN:

Shares of RW: 28 Ordinary Shares   Consideration to be received:
                                   E1,372,830 cash
                                   E418,995 principal amount of RW Notes
                                   275,520 shares of GSRW Stock
                                   Escrowed Shares - 61,895 GSRW Shares

                         CARBERY MILK PRODUCTS LIMITED:

Shares of RW: 30 Ordinary Shares   Consideration to be received:
                                   E958,500 cash
                                   E273,960 principal amount of RW Notes
                                   426,048 shares of GSRW Stock
                                   Escrowed Shares - 66,227 GSRW Shares

                           TANIS INVESTMENTS LIMITED:

Shares of RW: 14 Ordinary Shares   Consideration to be received:
                                   E450,000 cash
                                   E125,325 principal amount of RW Notes
                                   198,912 shares of GSRW Stock
                                   Escrowed Shares - 30,918 GSRW Shares

          The cash amount due each Shareholder set forth above, payable in Euros, is subject to adjustment pursuant to the following formula:

          The applicable exchange rate ("Closing Exchange Rate") shall be determined two (2) business days before the Closing and shall be the average of the reported US Dollar/E exchange rates for the five (5) business days preceding the determination date as reported in The Wall Street Journal. If the Closing Exchange Rate is between $1.10 to $1.20 per E, there will be no adjustment to the cash payment set forth above. If the Closing Exchange Rate is above $1.20 per E, the cash payment in Euros will be adjusted by multiplying the cash payment by a factor of $1.20 divided by the Closing Exchange Rate. If the Closing Exchange Rate is below $1.10 per E, the cash payment in Euros will be adjusted by multiplying the cash payment in Euros by a factor of the Closing Exchange Rate divided by $1.10.

                                    Exhibit Q

          Shareholders' Holdings in RW-UK and Consideration to be Received

                                 PATRICK RIGNEY

Shares of RW-UK: 30 Ordinary Shares   Consideration to be received:
                                      E155,000 cash
                                      E46,555 principal amount of RW Notes
                                      30,613 shares of GSRW Stock
                                      Escrowed Shares - 6,924

                                  DAVID PHELAN:

Shares of RW-UK: 30 Ordinary Shares   Consideration to be received:
                                      E152,537 cash
                                      E46,555 principal amount of RW Notes
                                      30,613 shares of GSRW Stock
                                      Escrowed Shares - 6,877

                         CARBERY MILK PRODUCTS LIMITED:

Shares of RW-UK: 25 Ordinary Shares   Consideration to be received:
                                      E106,500 cash
                                      E30,440 principal amount of RW Notes
                                      47,339 shares of GSRW Stock
                                      Escrowed Shares - 7,359

                           TANIS INVESTMENTS LIMITED:

Shares of RW-UK: 15 Ordinary Shares   Consideration to be received:
                                      E50,000 cash
                                      E13,925 principal amount of RW Notes
                                      22,101 shares of GSRW Stock
                                      Escrowed Shares - 3,435

          The cash amount due each Shareholder set forth above, payable in Euros, is subject to adjustment pursuant to the following formula:

          The applicable exchange rate ("Closing Exchange Rate") shall be determined two (2) business days before the Closing and shall be the average of the reported US Dollar/E exchange rates for the five (5) business days preceding the determination date as reported in The Wall Street Journal. If the Closing Exchange Rate is between $1.10 to $1.20 per E, there will be no adjustment to the cash payment set forth above. If the Closing Exchange Rate is above $1.20 per E, the cash payment in Euros will be adjusted by multiplying the cash payment by a factor of $1.20 divided by the Closing Exchange Rate. If the Closing Exchange Rate is below $1.10 per E, the cash payment in Euros will be adjusted by multiplying the cash payment in Euros by a factor of the Closing Exchange Rate divided by $1.10.

                                     Annex A

                                 List of Members

                                                                      SERIES OF PREFERRED
             MEMBER                COMMON SHARES   PREFERRED SHARES          SHARES
             ------                -------------   ----------------   -------------------
KNAPPOGUE CORP                        219,248            7,143                (A)
CNF INVESTMENTS LLC                        --           40,000                (B)
CNF INVESTMENTS LLC                        --            2,860                (A)
PHILLIP FROST, MD                      38,834            4,286                (A)
ELMSBURY INVESTMENTS LIMITED           25,334               --
LAFFERTY LIMITED                        8,334            8,573                (A)
RALPH S O'CONNOR                        4,500            5,716                (A)
G. E. FOURTICQ                          7,000            2,858                (A)
LYLE KASPRICK                           5,000            4,287                (A)
JOHN E SCHMELTZER, III                  9,117               50                (A)
MATTHEW R SIMMONS                       6,000               --
MORTIMER BERKOWITZ III                  4,500               --
MICHAEL J FOURTICQ                      3,000            1,429                (A)
PETER P NITZE                           2,500            1,429                (A)
THOMAS KELLEY SPILLANE                  3,500               --
JACK FISHMAN                            1,700
ALAN R BUCKWALTER                          --            2,858                (A)
FREDERICK M R SMITH                        --            2,858                (A)
CHARLES K NULSEN III                       --            2,858                (A)
DONNA R WARD                               --            2,858                (A)
HOWARD W HOUSE                          2,000               --
EDWARD RANDALL III                      2,000               --
ROSEANN SESSA                           1,500               --
JEFFREY G SPRAGENS                         --            1,429                (A)
JOY FOWLER SPRAGENS                        --            1,429                (A)
KELLEY SPILLANE & SUSAN SPILLANE        1,334               --
LLOYD M BENTSEN, III                    1,000               --
BPW HOLDING LLC                         1,000               --
EWING ASSOCIATES, LLC                   1,000               --
JOHN H & MARY J MOORE                   1,000               --
THOMAS FRANK MURPHY                     1,000               --
TOMMAR, LLC                             1,000               --
BETTY B LEIGH                           1,000               --
PATRICK K MCGEE                         1,000               --
THOMAS A KINGMAN                        1,000               --
STEVES & SONS, INC                      1,000               --
ROBERT G GUNN CORPORATION                 500              500                (A)
JAMES H. WRIGHT JR.                       500              500                (A)
JOHN A FEAGIN, JR. MD                      --              700                (A)
FRIEDRICH HANAU                            --              700                (A)
JOHN C KERR                                --              700                (A)


                                    Annex A-1

JESS Y WOMACK II                           --              700                (A)
JOHN W GILDEA                             667               --
TOM & ADRIENNE MCNAMARA                   666               --
S FOSS JONES                               --              600                (A)
HARMAN EXEMPTION EQUIVALENT TRUST          --              600                (A)
JFB I LTD                                 500               --
DAVID T LAWRENCE                          500               --
ROBIN GODFREY                             400               --
PABLO VAZQUEZ-SEOANE                       --              400                (A)
JAY T KOLB                                333               --
WILLIAM P O'DONNELL                       333               --
IRA fbo NANCY PREIS RUSSELL                --              286                (A)
VICKI ARBUTHNOT                           200               --
                                      -------           ------
   TOTAL                              360,000           98,607


                                    Annex A-2

                                     Annex B

                              List of Shareholdings

RW STOCK(1)

PATRICK RIGNEY                                             28 Ordinary Shares of EUR1.00 each
DAVID PHELAN                                               28 Ordinary Shares of EUR1.00 each
CARBERY MILK PRODUCTS LIMITED                              30 Ordinary Shares of EUR1.00 each
TANIS INVESTMENTS LIMITED                                  14 Ordinary Shares of EUR1.00 each

RW-UK STOCK

PATRICK RIGNEY                                         31 Ordinary Shares of EUR1.269738 each
DAVID PHELAN                                           31 Ordinary Shares of EUR1.269738 each
CARBERY MILK PRODUCTS LIMITED                          26 Ordinary Shares of EUR1.269738 each
TANIS INVESTMENTS LIMITED                              16 Ordinary Shares of EUR1.269738 each

THE ROARING WATER BAY SPIRITS COMPANY LIMITED

HERBERT BOYLE                                           2,770 Ordinary Shares of EUR1.25 each
CHARLES CHAWKE                                          2,770 Ordinary Shares of EUR1.25 each
TOM CLEARY                                              2,770 Ordinary Shares of EUR1.25 each
DENIS COLLINS                                           1,200 Ordinary Shares of EUR1.25 each
GEOFFREY COMAN                                          2,770 Ordinary Shares of EUR1.25 each
MICHAEL J CRONIN                                        1,120 Ordinary Shares of EUR1.25 each
PETER DINEEN                                            1,100 Ordinary Shares of EUR1.25 each
WALTER HENDRICK                                           555 Ordinary Shares of EUR1.25 each
JOHN HOLLAND                                              500 Ordinary Shares of EUR1.25 each
NIALL MCQUILLAN                                         1,100 Ordinary Shares of EUR1.25 each
JOE O'SULLIVAN                                          2,250 Ordinary Shares of EUR1.25 each
JOHN REYNOLDS                                           2,770 Ordinary Shares of EUR1.25 each
JAMES PATRICK RIGNEY                                    2,770 Ordinary Shares of EUR1.25 each
JOHN RYAN                                                  62 Ordinary Shares of EUR1.25 each
WILLIAM SHEEHAN                                           500 Ordinary Shares of EUR1.25 each
FRANK TOWEY                                             1,385 Ordinary Shares of EUR1.25 each
KEVIN TOWEY                                             1,385 Ordinary Shares of EUR1.25 each
THE ROARING WATER BAY SPIRITS GROUP LIMITED     2,550,000 'B' Ordinary Shares of EUR0.10 each

THE BENEFICIAL AND LEGAL SHAREHOLDINGS OF PATRICK RIGNEY, DAVID PHELAN, TANIS INVESTMENTS LIMITED AND CARBERY MILK PRODUCTS LIMITED (TOTALLING 385,170 ORDINARY SHARES, 2,550,000 'B' ORDINARY SHARES AND 9,000 'A' ORDINARY SHARES) HAVE BEEN TRANSFERRED TO THE ROARING WATER BAY SPIRITS GROUP LIMITED. THESE TRANSFER FORMS ARE BEING STAMPED BY THE REVENUE COMMISSIONERS AND THE SHARE REGISTER WILL BE UPDATED ONCE THE STAMPING IS COMPLETE.

THE CLONTARF IRISH WHISKEY COMPANY LIMITED

----------
(1) 255,000 "B" Ordinary Shares to be repurchased pursuant to Section 4.2.8 prior to Closing.


                                    Annex B-1

THE ROARING WATER BAY SPIRITS COMPANY     2 Ordinary Shares of EUR1.269738 each*
LIMITED

* THE BENEFICIAL AND LEGAL SHAREHOLDINGS OF DAVID PHELAN AND PATRICK RIGNEY (TOTALLING 2 ORDINARY SHARES) HAVE BEEN TRANSFERRED TO THE ROARING WATER BAY SPIRITS COMPANY LIMITED. THESE TRANSFER FORMS ARE BEING STAMPED BY THE REVENUE COMMISSIONERS AND THE SHARE REGISTER WILL BE UPDATED ONCE THE STAMPING IS COMPLETE.

THE BORU VODKA COMPANY LIMITED

THE ROARING WATER BAY SPIRITS COMPANY     2 Ordinary Shares of EUR1.269738 each*
LIMITED

* THE BENEFICIAL AND LEGAL SHAREHOLDINGS OF DAVID PHELAN AND PATRICK RIGNEY (TOTALLING 2 ORDINARY SHARES) HAVE BEEN TRANSFERRED TO THE ROARING WATER BAY SPIRITS COMPANY LIMITED. THESE TRANSFER FORMS ARE BEING STAMPED BY THE REVENUE COMMISSIONERS AND THE SHARE REGISTER WILL BE UPDATED ONCE THE STAMPING IS COMPLETE.

THE ROARING WATER BAY WHISKEY COMPANY
LIMITED

THE ROARING WATER BAY SPIRITS COMPANY     2 Ordinary Shares of EUR1.269738 each*
LIMITED

* THE BENEFICIAL AND LEGAL SHAREHOLDINGS OF DAVID PHELAN AND PATRICK RIGNEY (TOTALLING 2 ORDINARY SHARES) HAVE BEEN TRANSFERRED TO THE ROARING WATER BAY SPIRITS COMPANY LIMITED. THESE TRANSFER FORMS ARE BEING STAMPED BY THE REVENUE COMMISSIONERS AND THE SHARE REGISTER WILL BE UPDATED ONCE THE STAMPING IS COMPLETE.

THE ROARING WATER BAY SPIRITS COMPANY (GB)
LIMITED

THE ROARING WATER BAY SPIRITS MARKETING          2 Ordinary Shares of L1.00 each
AND SALES COMPANY LIMITED

NEAT SPIRITS COMPANY LIMITED

THE ROARING WATER BAY SPIRITS COMPANY                               200 A Shares
(GB) LIMITED

THE ROARING WATER BAY SPIRITS COMPANY
(NI) LIMITED

THE ROARING WATER BAY SPIRITS MARKETING        100 Ordinary Shares of L1.00 each
AND SALES COMPANY LIMITED

THE ROARING WATER BAY (RESEARCH &
DEVELOPMENT) COMPANY LIMITED


                                    Annex B-2

DAVID PHELAN                              30 Ordinary Shares of EUR1.269738 each
PATRICK RIGNEY                            30 Ordinary Shares of EUR1.269738 each
CARBERY MILK PRODUCTS LIMITED             25 Ordinary Shares of EUR1.269738 each
TANIS INVESTMENTS LIMITED                 15 Ordinary Shares of EUR1.269738 each


                                    Annex B-3

                                     Annex C

             Terms of Employment Agreements and Non-Competition Deed
                       for David Phelan and Patrick Rigney

Patrick Rigney:

                Term: Five years from Closing.

                Base Salary: E125,000 per annum.

                Bonus: Performance based, determined by the Compensation Committee of the GSRW Board (offset by royalty payments); provided "Patent Co." shall receive at least E12,000 annually in license fees.

                Stock Options: 40,000 shares of GSRW Stock at $6.00 per share vesting at 20% per year.

                Vacation: 25 days.

                Non-competition and confidentiality for term of employment plus one year.

                Pension Scheme Contribution: 10% of Base Salary

                Termination For Cause or Voluntary: $0.

                Termination Without Cause or Constructive Dismissal: Twelve months of Base Salary.

                Change of Control (involving termination or diminution of position): Twenty-four months of Base Salary.

                Car Lease: One vehicle with Boru insignia.

                Health Insurance: VHI cover paid

David Phelan:

                Term: Five years from Closing.

                Base Salary: E125,000 per annum.

                Bonus: Performance based, determined by the Compensation Committee of the GSRW Board (offset by royalty payments);


                                    Annex C-1
                provided "Patent Co." shall receive at least E12,000 annually in license fees.

                Stock Options: 40,000 shares of GSRW Stock at $6.00 per share vesting at 20% per year.

                Vacation: 25 days.

                Non-competition and confidentiality for term of employment plus one year.

                Pension Scheme Contribution: 10% of Base Salary

                Termination For Cause or Voluntary: $0.

                Termination Without Cause or Constructive Dismissal: Twelve months of Base Salary.

                Change of Control (involving termination or diminution of position): Twenty-four months of Base Salary.

                Car Lease: One vehicle with Boru insignia.

                Health Insurance: VHI cover paid


                                    Annex C-2

                              NON-COMPETITION DEED

This Non-Competition Deed is made as of the [__] day of July, 2003,

BETWEEN

1. ______________

AND

2. ______________

WHEREAS:

A. Pursuant to a Merger and Acquisitions Agreement dated [__] July 2003 between The Roaring Water Bay Spirits Group Limited, The Roaring Water Bay Marketing and Sales Company Limited, Patrick Rigney, David Phelan, Carbery Milk Products Limited, Tanis Investments Limited, Great Spirits Company, LLC, Great Spirits Corp (the "Merger Agreement") inter alia Mr ______________ transferred his Shares in Roaring Water Bay Spirits Group Limited and Roaring Water Bay Marketing and Sales Company Limited to
     ______________.

B. Defined terms herein shall the meaning set out in the Merger Agreement, unless otherwise defined in this Deed. Mr ______________ has entered into this Deed in connection with the Merger Agreement.

1    COVENANT NOT TO COMPETE OR SOLICIT

1.1 For a period of 2 years after the date of the Merger Agreement (the "Non-Competition Period"), Mr ______________ shall not, without the prior written consent of ______________, such consent not to be unreasonably withheld, directly or indirectly, as a consultant to, officer, director, independent contractor, shareholder or other owner or participant in any entity engage in the business of [the sale and marketing of alcohol products competing directly with the products sold or marketed by GSRW or any subsidiary as at the date of this Deed] in Ireland and the United Kingdom.

1.2 During the Non-Competition Period, Mr ______________ shall not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of GSRW or any subsidiary to terminate his or her employment with GSRW or any subsidiary.

1.3 Mr ______________ acknowledges that it would be difficult to fully compensate ______________ for damages for any breach of this Agreement. Accordingly, Mr ______________ specifically agrees that ______________ shall be entitled to temporary and injunctive relief to enforce the provisions of this Section and that such relief may be granted without the necessity to prove actual damages.


                                    Annex C-3

2    MISCELLANEOUS

2.1 All notices or communication required or permitted under this Deed shall be made in writing and delivered personally to the other party or sent by certified or registered post, return receipt requested and postage prepaid or express courier with confirmation of delivery to the following addresses (or such other address for a party as shall have been specified by like notice):

     (a)  if to ______________, to:

          ________________

          Fax No: ____________________________

     (b)  if to Mr ______________, to:

          [name, address, phone, fax]

2.2 This Deed shall be construed under and governed by the laws of Ireland and the Courts of Ireland shall have exclusive jurisdiction to deal with all disputes arising from or touching upon this Agreement.

2.3 If any provision of this Deed is unenforceable or illegal, the remainder of this Deed shall remain in full force and effect. If any one or more provisions contained in this Deed shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with existing law.

2.4 This Deed will not be assignable. Subject to the previous sentence, this Deed shall inure to the benefit of ______________ and its successors and assigns.

2.5 This Deed contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Deed may not be changed or modified, except by an agreement in writing executed by ______________ and Mr ______________.

2.6 The waiver of a breach of any term or provision of this Deed, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Deed.

2.7 This Deed may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the parties have duly executed this Deed as of the date and year first above written.


                                    Annex C-4

EXECUTED AS A DEED by and
Behalf of ______________ by:

Name:
      -------------------------------
Title:
       ------------------------------


Signed, Sealed and Delivered


by MR
      -------------------------------


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name


-------------------------------------
Witness


-------------------------------------
Witness


-------------------------------------
Witness


                                    Annex C-5

                                     Annex D

     Terms of Employment Agreements for Mark Andrews and T. Kelley Spillane

Mark Andrews:

                    Term: Five years from Closing.

                    Base Salary: $170,000 per annum.

                    Bonus: Performance based, determined by the Compensation Committee of the GSRW Board.

                    Stock Options: 60,000 shares of GSRW Stock at $6.00 per share vesting 20% per year.

                    Non-competition and confidentiality for term plus one year.

                    Termination For Cause or Voluntary: $0.

                    Termination Without Cause or Constructive Dismissal: Twelve months of Base Salary plus Bonus.

                    Change of Control (involving termination or diminution of position): Twenty-four months of Base Salary.

                    401(k) Contribution: 10% of Base Salary.

                    Vacation: 15 days plus standard Company holidays.

                    Health Insurance: Premium paid

T. Kelley Spillane:

                    Term: Five years from Closing.

                    Base Salary: $150,000 per annum.

                    Bonus: Performance based, determined by the Compensation Committee of the GSRW Board.

                    Stock Options: 60,000 shares of GSRW Stock at $6.00 per share vesting 25% per year.

                    Non-competition and confidentiality for term plus one year.

                    Termination For Cause or Voluntary: $0.


                                    Annex D-1

                    Termination Without Cause or Constructive Dismissal: Twelve months of Base Salary plus Bonus.

                    Change of Control (involving termination or diminution of position): Twenty-four months of Base Salary.

                    401(k) Contribution: 10% of Base Salary.

                    Vacation: 15 days plus standard Company holidays.

                    Health Insurance: Premium paid


                                    Annex D-2